                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             Wachovia Corporation
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               (WACHOVIA LOGO)

                             100 North Main Street
                                 P.O. Box 3099
                      Winston-Salem, North Carolina 27150

                           191 Peachtree Street, N.E.
                                 P.O. Box 4148
                             Atlanta, Georgia 30303

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  March 19, 1997

TO THE SHAREHOLDERS OF
WACHOVIA CORPORATION

       You are cordially invited to attend the Annual Meeting of Shareholders of Wachovia Corporation to be held at the offices of the Company, 100 North Main Street, Winston-Salem, North Carolina, on Friday, April 25, 1997, at 10:30 A.M., EDT, for the following purposes:

       (1) To elect four Directors of Wachovia Corporation for a three-year term to expire at the 2000 Annual Meeting of Shareholders.

       (2)      To approve the amended and restated Wachovia Corporation Stock
                Plan.

       (3)      To ratify the appointment of the independent auditors for 1997.

       (4) To transact such other business as properly may come before the meeting.

       Shareholders of record at the close of business on February 25, 1997, are entitled to notice of and to vote at said meeting and any adjournment thereof.

                                          (Signature of L. M. Baker, Jr.)
                                          L. M. Baker, Jr.
                                          Chief Executive Officer

PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY.

                               (WACHOVIA LOGO)


                             100 North Main Street
                                 P.O. Box 3099
                      Winston-Salem, North Carolina 27150

                           191 Peachtree Street, N.E.
                                 P.O. Box 4148
                             Atlanta, Georgia 30303

                                PROXY STATEMENT

                                 MARCH 19, 1997

       This Proxy Statement and accompanying Form of Proxy are being mailed to shareholders on or about March 19, 1997, in connection with the solicitation of Proxies by the Board of Directors of Wachovia Corporation ("Wachovia" or the "Company") for use at the Annual Meeting of Shareholders to be held on April 25, 1997, and at any adjournment thereof. The entire cost of such solicitation will be borne by Wachovia. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and Wachovia will reimburse them for their expenses in so doing. Wachovia has retained W. F. Doring & Co. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $7,500, plus reasonable out-of-pocket costs and expenses. Personal solicitation also may be conducted by Directors, officers and employees of Wachovia and its subsidiaries.

       The shares represented by the accompanying Proxy will be voted if the Form of Proxy is properly signed and received by Wachovia prior to or at the time of the meeting. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no choice is specified, the Proxy will be voted in favor of Proposals 1, 2 and 3. Any Proxy may be revoked at any time prior to the voting of the Proxy by notifying the Secretary of Wachovia in writing or by signing and delivering a Proxy with a later date. A Proxy is suspended if the person giving the Proxy attends the meeting and elects to vote in person.

       Throughout this Proxy Statement, reference will be made to the following subsidiaries of Wachovia: Wachovia Bank of Georgia, National Association ("WBGA"), Wachovia Bank of North Carolina, National Association ("WBNC"), and Wachovia Bank of South Carolina, National Association ("WBSC"). WBGA, WBNC and WBSC are national banking associations organized under the laws of the United States.

       Shareholders of record at the close of business on February 25, 1997, will be entitled to vote at the Annual Meeting of Shareholders. Holders of Wachovia's common stock, $5.00 par value per share (the "Common Stock"), are entitled at all meetings of shareholders of Wachovia to one vote for each share held. At the close of business on February 25, 1997, there were 163,585,323 shares of Common Stock outstanding. All such shares are entitled to be voted at the meeting.

       Under Wachovia's bylaws, a majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of all matters to be considered at the Annual Meeting. The bylaws of Wachovia further provide that once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Abstentions and shares which are withheld as to voting with respect to one or more of the nominees for Director and abstentions will be counted in determining the existence of a quorum, but shares held by a broker, as nominee, and not voted on any matter will not be counted for such purposes.

       Under the laws of North Carolina, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as Directors. The proposal to approve the restated and amended Wachovia Corporation Stock Plan will be adopted if it receives the affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting. The proposal to ratify the appointment of auditors for 1997 will be approved if the votes cast in favor of such proposal exceed the votes cast against it. Abstentions, shares which are withheld as to voting with respect to nominees for Director and shares held of record by a broker, as nominee, that are not voted with respect to any of the foregoing proposals will not be counted as a vote in favor of or against such proposal and, therefore, will have no effect on the proposal to elect the four Directors named herein and the proposal to ratify the appointment of independent auditors for 1997. However, abstentions will be counted as shares present and entitled to vote on the proposal to amend the Stock Plan and, therefore, will be treated as a vote against such proposal.

       To Wachovia's knowledge, no shareholder beneficially owned more than 5% of the outstanding shares of Wachovia Common Stock as of December 31, 1996. Wachovia's three principal banking subsidiaries held, as of December 31, 1996, in various fiduciary capacities, an aggregate of 10,544,745 shares, or 6.44%, of the Common Stock as follows: WBNC (7,790,218 shares, or 4.76%), WBGA (1,776,860 shares, or 1.08%), and WBSC (977,667 shares, or 0.60%).

                               BOARD OF DIRECTORS

       The Board of Directors of Wachovia held four meetings during 1996. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board on which such Director served during 1996.

       The bylaws of Wachovia provide that the number of Directors shall not be less than nine nor more than twenty-five. There are presently fifteen Directors divided into three classes. Mrs. Crandall C. Bowles was a Director of Wachovia until December 20, 1996, when she elected to resign to comply with government ethics rules applicable to her spouse's appointment and service as Chief of Staff to the President of the United States. Pursuant to the provisions of the Company's bylaws, the Board of Directors has elected Mr. Robert M. Holder, Jr., whose term would have expired at the 1997 Annual Meeting, to fill the vacancy created by the resignation of Mrs. Bowles in the class of Directors whose term expires at the 1998 Annual Meeting. Messrs. Rufus C. Barkley, Jr., Donald R. Hughes and Charles McKenzie Taylor are retiring as of the date of the Annual Meeting pursuant to the provisions of the Company's bylaws pertaining to retirement age for Directors. At the 1997 Annual Meeting of Shareholders, four Directors are to be elected to serve for a term of three years, until the 2000 Annual Meeting. If elected, the nominees will serve until their respective terms expire, except as the age and retirement provisions of Wachovia's bylaws otherwise require, and until their successors are elected and qualified. The remaining members of the Board of Directors are expected to continue to serve until their respective terms expire.

       It is not anticipated that any of the nominees will be unable or unwilling to serve, but if that should occur, it is the intention of the proxyholders named in the Proxy either to vote for such other person or persons for the office of Director as may be nominated by the Board of Directors or to reduce the number of Directors to be elected at the meeting by the number of such persons unable or unwilling to serve (subject to the requirement of Wachovia's articles of incorporation that the number of Directors in each of the three classes be as equal in number as possible). Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.

       Wachovia has an Audit Committee presently consisting of the following nonmanagement Directors: James W. Johnston, Chairman, Lawrence M. Gressette, Jr., Robert M. Holder, Jr., Wyndham Robertson and John C. Whitaker, Jr. During 1996, four meetings of the Audit Committee were held. The Audit Committee is responsible for assuring that there exist viable internal and independent auditing processes for Wachovia and its subsidiaries and affiliated companies. The committee recommends to the Board of Directors the appointment of the independent auditors. The committee maintains open lines of communication with internal auditors, independent auditors and regulatory examiners for the purpose of satisfying the committee that audit scopes and programs are comprehensive and adequate to meet needs, that management takes appropriate and timely action on recommendations made by internal auditors, independent auditors and regulatory examiners, and that Wachovia personnel cooperate fully with internal auditors, independent auditors and regulatory examiners. In fulfilling its responsibilities, the committee reviews and considers written and oral reports of examinations by the regulatory authorities, management letters or other comments of independent auditors, reports of the internal auditors, and other audit-related information it considers appropriate. The Chairman of the Audit Committee regularly reports to the Board of Directors on the committee's findings, any recommendations made by the committee, and action taken by management on such recommendations.

       Wachovia has a Management Resources and Compensation Committee presently consisting of the following nonmanagement Directors: Donald R. Hughes, Chairman, Rufus C. Barkley, Jr., John L. Clendenin and Sherwood H. Smith, Jr. Mrs. Bowles also was a member of this Committee until her resignation in December 1996. The Management Resources and Compensation Committee has the authority for establishing and administering salary, incentive, benefit and stock plans, including setting the compensation of senior officers, reviewing and recommending assignment and succession of top executive management and at least annually reviewing the performance of the Chief Executive Officer and reporting its findings to the nonmanagement members of the Board. The Management Resources and Compensation Committee, or a subcommittee thereof, also serves as the committee of outside directors authorized to take those actions necessary to satisfy the qualified performance-based compensation requirements for employer compensation deductions set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended. Four meetings of the Management Resources and Compensation Committee were held during 1996.

       Wachovia has a Corporate Governance and Nominating Committee presently consisting of the following nonmanagement Directors: Sherwood H. Smith, Jr., Chairman, Rufus C. Barkley, Jr., John L. Clendenin and Donald R. Hughes. Mrs. Bowles also was a member of this Committee until her resignation in December 1996. The Corporate Governance and Nominating Committee has the authority for considering and recommending nominees for the Board of Directors of the Company, assessing the performance of the Board, evaluating issues of corporate governance, and recommending the processes and practices through which the Board shall conduct its business. The Corporate Governance and Nominating Committee will consider recommendations for Director nominees made by shareholders of the Company. Such nominations must be made in writing to the Chief Executive Officer of Wachovia, in accordance with the requirements of the Company's bylaws, and must state the name, age, address, principal occupation, background and qualifications of the person recommended, specify the class of Directors to which such person is nominated, state the number of shares that will be voted for the person recommended, and indicate the name and residence address of, and number of shares held by, the shareholder making the recommendation. Three meetings of the Corporate Governance and Nominating Committee were held during 1996.

       In addition, the Board of Directors has Compliance, Credit, Executive and Finance Committees.

       Set forth on the following pages for each nominee for election as Director of Wachovia, and for each Director whose term will continue after the Annual Meeting, is a brief statement including the age, year of first election as a Director of Wachovia, principal occupation and business experience during the past five years, and certain other directorships, all as of December 31, 1996, unless otherwise indicated.

                       NOMINEES FOR ELECTION AS DIRECTORS
                       TERM EXPIRING 2000 ANNUAL MEETING
(Photo) JOHN L. CLENDENIN, 62, is Chairman of the Board of BellSouth Corporation, a telecommunications holding company. He served as President and Chief Executive Officer of BellSouth until his retirement as a management employee on December 31, 1996. He also serves as a Director of Coca-Cola Enterprises, Inc., Equifax Inc., National Service Industries, Inc., Providian Corporation, RJR Nabisco Holdings Corp., RJR Nabisco, Inc., The Home Depot, Inc., The Kroger Company and Springs Industries, Inc. Mr. Clendenin was a Director of WBGA from 1981 to 1988 and was designated a Director of Wachovia upon its organization in 1985. He was elected for his present term at the 1994 Annual Meeting of Shareholders.

                 Committees:  Corporate Governance and Nominating
                            Executive
                            Management Resources and Compensation

(Photo) GEORGE W. HENDERSON, III, 48, is President, Chief Executive Officer and a Director of Burlington Industries, Inc., which manufactures textiles and home furnishings. From 1993 to 1995, he was President and Chief Operating Officer and, prior to 1993, he was a Group Vice President of Burlington Industries, Inc. Mr. Henderson also serves as a Director of Jefferson Pilot Corporation. He has been a Director of WBNC since 1995.

(Photo) ROBERT A. INGRAM, 54, is President and Chief Executive Officer of Glaxo Wellcome Inc., a pharmaceutical company, positions he has held since 1994. He served as President and Chief Operating Officer of Glaxo Inc. from 1993 to 1994 and as its Group Vice President from 1991 to 1993. Mr. Ingram also serves as an Executive Director of Glaxo Wellcome plc, the parent company of Glaxo Wellcome Inc.

                 NOMINEES FOR ELECTION AS DIRECTORS - CONCLUDED
                       TERM EXPIRING 2000 ANNUAL MEETING

(Photo)          JOHN G. MEDLIN, JR., 63, is Chairman of the Board of Wachovia.
                 He also served as Chief Executive Officer until his retirement as a management employee on December 31, 1993, and as President until February 1, 1993. Mr. Medlin serves as a Director of BellSouth Corporation, Burlington Industries, Inc., Media General, Inc., Nabisco Holdings Corp., National Service Industries, Inc., RJR Nabisco Holdings Corp., RJR Nabisco, Inc. and USAir Group, Inc. He was a Director of WBGA, WBNC and WBSC until April 1994. Mr. Medlin was designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1994 Annual Meeting of Shareholders.

                 Committees:  Credit    Executive    Finance

                         DIRECTORS CONTINUING IN OFFICE
                       TERM EXPIRING 1999 ANNUAL MEETING

(Photo) LESLIE M. BAKER, JR., 54, is President and Chief Executive Officer of Wachovia, positions he has held since January 1, 1994. He was President and Chief Operating Officer of Wachovia from February 1, 1993 to December 31, 1993, and prior thereto served as Executive
                 Vice President. Mr. Baker was President and Chief Executive Officer of WBNC from January 1,
                 1990 until May 1, 1993. He has served as a Director of WBNC since 1990 and as a Director of WBGA and WBSC since 1993. He also serves as a Director of Carolina Power & Light Company. Mr. Baker was elected a Director of Wachovia in 1993 by its Board of Directors to fill a vacancy and was elected for his present term at the 1996 Annual Meeting of Shareholders.

                 Committee:  Executive

(Photo) LAWRENCE M. GRESSETTE, JR., 64, served as Chairman and Chief Executive Officer of SCANA Corporation until March 1, 1997, when he was elected Chairman of the Executive Committee. He also served as President from 1985 until 1996. SCANA Corporation is a holding company whose principal subsidiary is South Carolina Electric & Gas Company, a public utility. He serves as a Director of InterCel, Inc., SCANA Corporation and The Liberty Corporation. Mr. Gressette was a Director of WBSC from 1979 to 1991 and was named a Director of Wachovia by its Board of Directors in connection with the acquisition of WBSC in 1991. He was elected for his present term at the 1996 Annual Meeting of Shareholders.

                 Committees:  Audit    Compliance

                       TERM EXPIRING 1999 ANNUAL MEETING

(Photo) THOMAS K. HEARN, JR., 59, is President of Wake Forest University. Dr. Hearn was a Director of WBNC from 1988 to 1990 and was elected as a Director of Wachovia at the 1990 Annual Meeting of Shareholders. He was elected for his present term at the 1996 Annual Meeting of Shareholders.

                 Committees:  Credit    Finance

(Photo) HERMAN J. RUSSELL, 66, is Chairman of H. J. Russell & Company, a management services company. He also served as Chief Executive Officer until 1996. Mr. Russell serves as a Director of Citizens Bancshares Corporation, Georgia Power Company and National Service Industries, Inc. He was a Director of WBGA from 1983 to 1992 and was elected a Director of Wachovia by its Board of Directors to fill a vacancy in 1992. Mr. Russell was elected for his present term at the 1996 Annual Meeting of Shareholders.

                 Committees:  Credit    Finance

(Photo) JOHN C. WHITAKER, JR., 59, is Chairman of the Board and Chief Executive Officer of Inmar Enterprises, Inc., an information services and transaction processing company. He was a Director of WBNC from 1990 until 1996. Mr. Whitaker was elected a Director of Wachovia at the 1996 Annual Meeting of Shareholders.

                 Committees:  Audit    Compliance

                         DIRECTORS CONTINUING IN OFFICE
                       TERM EXPIRING 1998 ANNUAL MEETING

(Photo) HAYNE HIPP, 56, is President and Chief Executive Officer of The Liberty Corporation, an insurance and broadcasting holding company. He also serves as a Director of The Liberty Corporation and SCANA Corporation. Mr. Hipp was a Director of WBSC from 1984 to 1991 and was named a Director of Wachovia by its Board of Directors in connection with the acquisition of WBSC in 1991. He was elected for his present term at the 1995 Annual Meeting of Shareholders.

                 Committees:  Credit    Finance

                   DIRECTORS CONTINUING IN OFFICE - CONCLUDED
                       TERM EXPIRING 1998 ANNUAL MEETING

(Photo) ROBERT M. HOLDER, JR., 66, is Chairman of the Board of Holder Corporation, a general contractor and development firm. He also served as Chief Executive Officer until 1994. He serves as a Director of National Service Industries, Inc. Mr. Holder was a Director of WBGA from 1973 to 1990 and was elected as a Director of Wachovia at the 1988 Annual Meeting of Shareholders. He was elected for his previous term at the 1994 Annual Meeting of Shareholders and was elected by the Board of Directors in January 1997 to fill a vacancy.

                 Committees:  Audit    Compliance

(Photo) JAMES W. JOHNSTON, 50, is President and Chief Executive Officer of Stonemarker Enterprises, Inc., a consulting and investment company. Until his retirement in 1996, he served as Vice Chairman of RJR Nabisco, Inc., beginning in 1995; Chairman of R.J. Reynolds Tobacco International, Inc., beginning in 1993; and Chairman of the Board of R.J. Reynolds Tobacco Company and a Director of RJR Nabisco Holdings Corp. Mr. Johnston also was Chief Executive Officer of R.J. Reynolds Tobacco Company from 1989 to 1995. He serves as a Director of Sealy Corporation. Mr. Johnston was elected a Director of Wachovia by its Board of Directors to fill a vacancy in 1990 and was elected for his present term at the 1995 Annual Meeting of Shareholders.

                 Committees:  Audit    Compliance

(Photo) WYNDHAM ROBERTSON, 59, is a writer. A member of the staff of Fortune magazine for 24 years, she served as Assistant Managing Editor from 1981 to 1986. From 1986 to 1996, she was Vice President for Communications of the University of North Carolina. Miss Robertson serves as a Director of Media General, Inc. She was a Director of WBNC from 1993 to 1995, and was elected a Director of Wachovia for her present term at the 1995 Annual Meeting of Shareholders.

                 Committees:  Audit    Compliance

(Photo) SHERWOOD H. SMITH, JR., 62, is Chairman of the Board of Carolina Power & Light Company, a public utility. He also served as Chief Executive Officer until 1996 and President until 1992. Mr. Smith serves as a Director of Northern Telecom, Inc., and Springs Industries, Inc., and a Trustee of Northwestern Mutual Life Insurance Company. Mr. Smith was a Director of WBNC from 1980 to 1990 and was designated a Director of Wachovia upon its organization in 1985. He was elected for his present term at the 1995 Annual Meeting of Shareholders.

                 Committees:  Corporate Governance and Nominating
                            Executive
                            Management Resources and Compensation

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth beneficial ownership of Common Stock by each Director, nominee for Director and executive officer named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group, as of December 31, 1996.

                                                                                           PERCENT
                                                                                           OF
NAME                                        NUMBER OF SHARES                               CLASS

Leslie M. Baker, Jr.                        126,354                 (a)(b)(c)(d)           .0771
Rufus C. Barkley, Jr.                       105,284                 (c)(d)(e)(f)           .0643
John L. Clendenin                             6,512                 (d)(f)                 .0040
Hugh M. Durden                               62,755                 (a)(b)(c)(d)           .0383
Lawrence M. Gressette, Jr.                    9,975                 (c)(d)(f)              .0061
Thomas K. Hearn, Jr.                          4,068                 (d)(f)                 .0025
George W. Henderson, III                      2,238                                        .0014
Hayne Hipp                                    6,700                 (d)(f)                 .0041
Robert M. Holder, Jr.                        19,509                 (d)(f)                 .0119
Donald R. Hughes                              7,842                 (d)(f)                 .0048
Robert A. Ingram                                200                 (g)                    *
James W. Johnston                             6,244                 (d)(f)                 .0038
Walter E. Leonard, Jr.                       65,612                 (a)(b)(d)              .0400
Robert S. McCoy, Jr.                         48,095                 (a)(b)(c)(d)           .0294
John G. Medlin, Jr.                         211,264                 (c)                    .1289
G. Joseph Prendergast                        72,268                 (a)(b)(d)              .0441
Wyndham Robertson                             1,286                 (d)(f)                 .0008
Herman J. Russell                            21,244                 (d)(f)                 .0130
Sherwood H. Smith, Jr.                       10,167                 (d)(f)                 .0062
Charles McKenzie Taylor                      57,230                 (c)(d)(f)              .0349
John C. Whitaker, Jr.                         3,602                 (d)(f)                 .0022
All Directors, Nominees and
Executive Officers as a Group (23
persons)                                  1,046,058                 (a)(b)(d)              .6383

* Less than one ten-thousandth.

        (a) Included are shares held by the Trustee under Wachovia's Retirement Savings and Profit-Sharing Plan as follows: Mr. Baker, 155 shares; Mr. Durden, 135 shares; Mr. Leonard, 3,613 shares; Mr. McCoy, 9,345 shares; Mr. Prendergast, 155 shares; and all other executive officers participating in the Plan, 5,191 shares.

        (b) Included are shares subject to stock options granted to Messrs. Baker (39,382 shares), Durden (18,620 shares), Leonard (33,440 shares), McCoy (17,300 shares), Prendergast (25,000 shares) and other executive officers (107,924 shares) under Wachovia's stock option plans and exercisable at December 31, 1996 or within 60 days thereafter.

        (c) Included are shares owned by family members of the following directors and executive officers who disclaim beneficial ownership of such shares: Mr. Baker, 75 shares; Mr. Barkley, 2,424 shares; Mr. Durden, 4,022 shares; Mr. Gressette, 108 shares; Mr. McCoy, 500 shares; Mr. Medlin, 480 shares; and Mr. Taylor, 2,329 shares.

        (d) Not included are restricted shares reserved for nonemployee Directors under Wachovia's Stock Plan, the ownership of which will vest one year from the date of grant of annual awards and three years from the date of grant of initial awards or upon death, disability or retirement from the Board of Directors, as follows: annual awards of 250 shares for each nonemployee Director who was a member of the Board on April 26, 1996, and initial awards of 1,000 shares for Miss Robertson and Mr. Whitaker. Also not included are restricted shares reserved for executive officers under the Stock Plan, the ownership of which will vest five years after the date of grant and upon the attainment of certain performance goals or upon such officer's retirement from the Company (or will vest in part upon such officer's termination of employment due to death or disability), as follows: Mr. Baker, 88,857 shares; Mr. Durden, 19,000 shares; Mr. Leonard, 43,000 shares; Mr. McCoy, 39,500 shares; Mr. Prendergast, 45,000 shares; and other executive officers, 65,900 shares.

        (e) Beneficial owners have sole voting and investment power with respect to their shares except for 94,500 shares with respect to which Mr. Barkley shares investment and voting power.

        (f) Not included are deferred stock units held under the Wachovia Corporation Director Deferred Stock Unit Plan for the accounts of nonemployee Directors on February 1, 1997, as listed on page 26 herein. Such units are equivalent in value to shares of Wachovia Common Stock, do not have voting rights and are payable only in cash after a Director leaves the Board or upon a change in control of the Company.

        (g) Shares acquired upon nomination as a Director, after December 31, 1996.

               PROPOSAL TO AMEND WACHOVIA CORPORATION STOCK PLAN

       The Wachovia Corporation Stock Plan (the "Plan") was adopted by the shareholders on April 22, 1994. The purpose of the Plan is to encourage and enable selected key employees of the Company and related corporations and nonemployee Directors of the Company to acquire or increase their holdings of Common Stock and other proprietary interests in the Company in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Company. The Plan was amended and restated effective October 25, 1996 in order to comply with certain revisions to federal securities laws regulating transactions in Company securities by directors and officers.

       The Board of Directors has determined that it would be in the best interests of Wachovia and its shareholders to further amend and restate the Plan in order to better enable the Company to continue to provide competitive, stock-based incentive compensation opportunities for selected key employees and nonemployee Directors and to facilitate plan administration in certain respects. Certain amendments to the Plan require shareholder approval. (See "Proposed Amendments" beginning on page 12.) The discussion which follows concerning the operation of the Plan and the proposed amendments is qualified in its entirety by the Plan, a copy of which is included in this Proxy Statement as Exhibit A.

BACKGROUND; OPERATION OF THE PLAN

       The Plan provides for the granting of benefits (collectively referred to herein as "awards") to selected key employees and nonemployee Directors. Key employees selected to participate in the Plan may be eligible for the grant of incentive stock options and nonqualified stock options (collectively, "options"), stock appreciation rights and restricted stock awards and restricted units (collectively, "restricted awards"). Nonemployee Directors are eligible for director awards upon initial election to the Board and annual director awards of restricted stock (collectively, "director awards"). Awards may be granted under the Plan as of the effective date (April 22, 1994) but no awards will be granted after April 21, 2004.

       A maximum of 6,000,000 shares of Common Stock is currently authorized for issuance under the Plan. The number of shares issuable under the Plan is proposed to be increased each year so that the number of shares authorized and available for issuance under the Plan is no less than 2.5% of the number of shares of Common Stock outstanding as of the end of each calendar year. (See "Proposed Amendments" beginning on page 12.) The number of shares reserved for issuance under the Plan is subject to adjustment in the event of a change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock (due to a merger, stock split, stock dividend or similar event). On March 3, 1997, the closing sales price of the Common Stock as reported on the New York Stock Exchange was $62.00.

       A "key employee" is defined in the Plan to mean an employee of the Company or a related corporation who makes significant and important contributions to the Company or a related corporation, as determined by the Committee authorized to administer the Plan. Approximately 1,500 persons qualify as key employees at this time. A "nonemployee Director" is defined in the Plan as a Director of the Company who is not an employee of the Company or a related corporation at the time of grant of a Director Award and who has never served as a senior officer of the Company or a related corporation. Currently thirteen Directors are nonemployee Directors eligible to participate in the Plan.

       The Plan is administered by the Management Resources and Compensation Committee (the "Committee"). Under the terms of the Plan, the Committee has full and final authority to take any action with respect to the Plan, including, without limitation, the authority to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and the terms, conditions, restrictions and limitations of an award; to construe and interpret the Plan and agreements related to awards; and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, the Plan is proposed to be amended to expand the Committee's authority to accelerate awards. (See "Proposed Amendments," beginning on page 12.) The Committee also has authority to determine adequate consideration for shares of Common Stock issuable under the Plan. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

       The Plan may be amended or terminated at any time by the Board of Directors, subject to the following: (i) no amendment or termination may adversely affect the rights of an award recipient without the recipient's consent; and (ii) shareholder approval is required of any amendment that would increase the number of shares issuable under the Plan (except to the extent of adjustments, as discussed above), permit the granting of awards to Committee members (except for nondiscretionary Director awards) or materially change the requirements for eligibility to receive an award.

       As noted above, the Plan authorizes the grant of both incentive stock options and nonqualified stock options, both of which are exercisable for shares of Common Stock. The option price at which an option may be exercised is the fair market value per share of the Common Stock on the date of the option grant, as determined in good faith by the Committee. The "fair market value" means the closing price per share of the Common Stock on the New York Stock Exchange on the last trading day prior to the date the option was granted; or if there was no such sale on such day, the fair market value as determined in accordance with
Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code. The period during which an option may be exercised is determined by the Committee at the time of option grant and may not extend more than 10 years from the date of grant.

       Under the terms of the Plan, stock appreciation rights may be granted to an optionee of an option (a "related option") with respect to all or a portion of the shares of Common Stock subject to the related option (a "tandem

SAR") or may be granted separately (a "freestanding SAR"). (Tandem SARs and freestanding SARs are collectively referred to herein as "SARs.") The base price of a freestanding SAR may not be less than the fair market value of the Common Stock on the date of grant of the SAR. The consideration to be received by the holder of an SAR (an "SAR holder") may be paid in cash, shares of Common Stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of Common Stock, as elected by the SAR holder, subject to the discretion of the Committee and the terms of the Plan. SARs are exercisable according to the terms stated in the related agreement. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of tandem SARs.

       The Plan also authorizes the grant of restricted awards to such eligible key employees in such numbers, upon such terms and at such times as the Committee may determine. A restricted award may consist of a restricted stock award or a restricted unit, or both. Restricted stock awards and restricted units are payable in cash or whole shares of Common Stock (including restricted stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and in the sole and absolute discretion of the Committee. The Committee may condition the grant or vesting, or both, of a restricted award upon the continued service of the recipient for a certain period of time, attainment of such performance objectives as the Committee may determine, or upon a combination of continued service and performance objectives.

       Each nonemployee Director who is newly elected or appointed to the Board of Directors receives a director award for 1,000 shares of restricted stock (the "initial director award"). An initial director award is restricted for a period of three years; provided that, as long as the Director remains in service, one third of the shares subject to the initial director award is deemed earned and vests on each of the first three anniversaries of the date of the award grant. In addition, each nonemployee Director who has been a Director for at least one year receives an annual director award of 250 shares of restricted stock. An annual director award is deemed earned and vests one year after the date of grant so long as the Director is still in service. In addition, a director award not otherwise forfeited will vest upon the death, disability or retirement of the Director in accordance with the policies of the Company. Director awards not otherwise earned are forfeited upon the termination of service of the Director on the Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

       Incentive stock options granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the optionee (with the possible exception of alternative minimum tax liability) if the optionee does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the optionee has continuously been an employee of the Company from the date of grant to three months before the date of exercise (or twelve months in the event of retirement, death or disability). The Company will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive stock option. Upon the disposition of shares acquired upon exercise of an incentive stock option, the optionee will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the option will be treated as a nonqualified stock option.

       Pursuant to the Code and the terms of the Plan, in no event can there first become exercisable by an optionee in any one calendar year incentive stock options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive stock option granted under the Plan exceeds the foregoing limitation, it will be treated for all purposes under the Plan as a nonqualified stock option. In addition, no incentive stock option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

       For federal income tax purposes, the grant of a nonqualified stock option, SAR or restricted stock award does not result in taxable income to the holder or a tax deduction to the Company. At the time of exercise of a nonqualified stock option, the difference between the market value of the stock on the date of exercise and the option price constitutes taxable ordinary income to the optionee. The Company is entitled to a deduction in the same year in an amount equal to the income taxable to the optionee. Similarly, at the time of exercise of an SAR, the amount of cash and fair market value of shares received by the SAR holder, less cash or other consideration paid (if any), is taxed to the SAR holder as ordinary income and the Company receives a corresponding income tax deduction.

       Upon expiration of the restricted period applicable to a restricted stock award, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), is included in the recipient's ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the recipient may elect to include in his ordinary income as compensation at the time the restricted stock is awarded, an amount equal to the fair market value of such shares at such time, less any amount paid therefor. The Company is entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

       The federal income tax consequences of the award of restricted units and other restricted awards other than restricted stock will depend on the conditions of the award. Generally, the transfer of cash or property results in ordinary income to the recipient and a tax deduction to the Company. If there is a substantial risk that the property transferred will be forfeited (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the risk of forfeiture lapses unless the recipient elects to accelerate the taxable event to the date of transfer. Generally, any deduction by the Company occurs only when ordinary income in respect of an award is recognized by the employee (and then the deduction is subject to reasonable compensation and withholding requirements).

PROPOSED AMENDMENTS

       Effective March 3, 1997, the Board of Directors adopted a resolution to amend and restate the Plan. Certain of these amendments require shareholder approval. These proposals are discussed below.

       The Plan is proposed to be amended to provide that, in the event that the number of shares available for issuance under the Plan as of April 25, 1997 and as of the last day of each calendar year (commencing in 1997) thereafter is less than 2.5% of the number of outstanding shares of Common Stock as of such day (the "replacement amount"), then the maximum number of shares authorized and available for issuance under the Plan will be increased on such day so that the maximum number of shares authorized and available for issuance equals the replacement amount. Awards for approximately 4,794,719 shares of the currently authorized 6,000,000 shares have already been granted. The proposed amendment to increase the number of shares available for issuance under the Plan will enable the Company to continue to offer competitive, stock-based incentive compensation awards to its key employees and nonemployee Directors. The proposed amendment also is expected to enable the Company to rely on the current Plan for several more years rather than recommending adoption of a new stock-based program in the near future. No additional awards will be granted under the Plan after April 21, 2004.

       The Plan is also proposed to be amended to modify current award limitation provisions. Currently, the Plan provides that, in any 12-month period, an employee may not receive awards in excess of the following limits:
Options for 75,000 shares; SARs for 75,000 shares; and restricted awards with an aggregate dollar value greater than $1 million. In order to give the Company more flexibility in granting awards, the Plan is proposed to be amended to impose limits of 300,000 shares of Common Stock (or the equivalent value thereof based on the fair market value of the Common Stock on the date of grant of an award) that may be subject to awards of any type granted to any employee during any calendar year. The Company currently does not propose to grant awards to any specific employee for such amount but desires to have the flexibility to do so if such awards are merited in the future.

       These award restrictions are imposed in order to preserve the Company's tax deduction for certain awards paid under the Plan in accordance with the terms of Section 162(m) of the Code and related regulations. Section 162(m) of the Code was amended as part of the Omnibus Budget Reconciliation Act of 1993 to deny an employer a deduction for compensation paid to covered employees (generally, the named executives in the summary compensation table) of a publicly held corporation that exceeds $1 million unless the compensation is exempt from the $1 million limitation because it is performance-based compensation or paid on a commission basis. The Section 162(m) regulations require that shareholders approve the material terms of compensation performance goals, including the maximum amount of awards that may be granted to any employee during a specified period.

       The Plan is further proposed to be amended to authorize the Committee (1) to accelerate the exercisability or vesting of any award under any circumstances and (2) to provide for automatic acceleration of outstanding options, SARs and restricted awards (unless the Committee elects not to accelerate such awards) in the event of a recipient's retirement, displacement, death or disability. As currently written, the Plan gives the Committee discretion to accelerate options, SARs and restricted awards under certain circumstances, such as in the event of a participant's termination due to death, disability or retirement. In addition, certain minor technical amendments also are proposed in order to facilitate Plan administration.

       The amount of compensation that will be paid pursuant to the grant of awards under the Plan in the current year to the following persons is not yet determinable due to vesting, performance and other criteria. However, the following table sets forth the number of awards that have been granted in 1997 under the Plan to each of the following:

                              NEW PLAN BENEFITS(1)
                        WACHOVIA CORPORATION STOCK PLAN

                                                                         NUMBER              NUMBER          NUMBER        NUMBER
                                                                         OF                  OF              OF            OF
                                                                         RESTRICTED          OPTION          SAR           DIRECTOR
NAME AND POSITION                                                        AWARDS              GRANTS          GRANTS        AWARDS

Leslie M. Baker, Jr.
  President, Chief Executive Officer and a
  Director...........................................                    17,467              75,000          50,000        0

G. Joseph Prendergast
  Executive Vice President...........................                    15,000              30,000          N/A           N/A

Walter E. Leonard, Jr.
  Executive Vice President...........................                    15,000              30,000          N/A           N/A

Robert S. McCoy, Jr.
  Executive Vice President and
  Chief Financial Officer............................                    15,000              30,000          N/A           N/A

Hugh M. Durden
  Executive Vice President...........................                    8,000               18,000          N/A           N/A

Executive Group......................................                    104,467             256,000         50,000        N/A

Non-Executive Director Group.........................                    N/A                 N/A             N/A           (2)

Non-Executive Officer
  Employee Group.....................................                    128,800             1,513,825       N/A           N/A

(1) Grants and Awards made pursuant to the plan during 1997.

(2) Two hundred fifty shares of restricted stock will be awarded to each nonemployee Director who has served as a Director for one year as of April 25, 1997, and 1,000 shares of restricted stock will be awarded to each newly-elected nonemployee Director on the date of his or her initial election to the Board.

       The Board of Directors recommends that the shareholders vote FOR the proposal to amend the Plan.

             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

       Ernst & Young LLP has been appointed independent auditors to make the annual audit of the consolidated financial statements of Wachovia and its subsidiaries for the year 1997, upon ratification of that appointment by the shareholders. Ernst & Young LLP has acted as the independent auditors for WCNC since 1969 and for Wachovia since its organization as First Wachovia Corporation in 1985. Wachovia has been advised by Ernst & Young LLP that to the best of its knowledge no member of the firm has any direct or material indirect financial interest in Wachovia or any of its subsidiaries, nor has any such member had any connection during the past three years with Wachovia or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Board of Directors recommends that shareholders vote FOR this proposal.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The senior management compensation program is administered by the Management Resources and Compensation Committee (the "Committee"). The Committee consists entirely of nonemployee directors who are not eligible to participate in any of the management compensation programs. The Committee is responsible for the establishment, review and oversight of all senior management compensation and benefit policies, plans, programs and agreements. The Committee meets at least quarterly to evaluate, review and act on senior management compensation and benefit matters.

       Wachovia's senior management compensation program consists of base salary, annual incentive and stock-based awards based on the performance of the Company and the responsibility, experience, skills and performance of participating individuals. These plans utilize competitive peer group information, and salary grade ranges, maximum incentive pay levels, and stock award guidelines are established and administered to reinforce the alignment of the interests of senior management employees with the performance of the Company and the interests of its shareholders. The peer institutions used for comparison are fifteen of the highest performing regional banking companies in the country, all of which are included in the KBW Index used in the Performance Graph on page 18.

       The compensation program, including the Senior Management Incentive Plan and the Stock Plan are designed to enable the Company to receive full deductions for income tax purposes for qualifying executive compensation which may be earned by certain executive officers in excess of $1 million.

       The Committee engages an independent executive compensation consultant to assist the Committee in its assessment and evaluation of the appropriateness of the senior management compensation program. The Committee has determined that Wachovia's senior management compensation programs, plans and awards are well within conventional standards of reasonableness and competitive necessity and are clearly justified by sustained performance which exceeds industry norms.

       A description of each of the major elements of the senior management compensation program and its specific relationship to corporate performance, and a summary of the decisions and actions taken by the Committee with regard to 1996 senior management compensation and the Chief Executive Officer's compensation, are set forth below.

BASE SALARY

       Members of senior management receive base salaries determined by the responsibilities, skills and experience related to their respective positions. Other factors considered in salary determination are individual performance, the success of each business unit in the individual's area of responsibility in achieving established profit and business plans, Wachovia's median salary ranges and Wachovia's ability to pay an appropriate and competitive salary. Members of senior management are eligible for periodic increases in their base salary as a result of individual performance or significant increases in their duties and responsibilities. The amount and timing of an increase depends upon the individual's performance, position of salary within the salary range, and the time interval and any added responsibilities since the last merit increase. The salary increases during 1996 for certain executives, including the named executives, were based on an evaluation by the Committee of the above described factors.

SENIOR MANAGEMENT INCENTIVE PLAN

       Certain members of senior management participate in the Senior Management Incentive Plan. Personal award opportunities pursuant to the Plan are based upon the performance criteria applicable to the Company, the individual performance of each participant and related business unit performances.

       The Committee establishes annual corporate performance benchmarks and potential awards as a percentage of base salary determined upon review of Wachovia's historical performance and annual business plan, and taking into account the historical performance of peer institutions. The annual corporate performance benchmarks are established in terms of: (1) net income per fully diluted share (50% weight), (2) return on assets (25% weight) and (3) return on equity (25% weight). The composite corporate performance evaluation factor is determined by actual financial results for the year in relation to these three established goals.

       The performance of each individual and the business unit for which he or she is responsible is determined by evaluating each individual's accomplishments compared with established annual business goals and key strategic objectives. Based on Committee policies, an individual assessment is made of the employee's contribution to the achievement of overall Company performance, goals and objectives. The resulting individual performance evaluation factor may reduce, but not increase, the employee's award based upon the composite corporate evaluation factor.

       In January 1997, the Committee reviewed and approved the 1996 Senior Management Incentive Plan award payments to the Chief Executive Officer and other senior management employees, including the named executives. The payments were based on individual and business unit performances as compared with goals established for 1996 and on the Company achieving net income per fully diluted share of $3.80 (50% weight), an increase of 9% from 1995, and a return of 1.43% on assets (25% weight) and 17.62% on equity (25% weight).

WACHOVIA CORPORATION STOCK PLAN

       The purpose of the Stock Plan is to encourage and enable members of senior management to own stock or other proprietary interests in the Company, thereby further enhancing the identification of their interests with the interests of other shareholders. Members of senior management are eligible to receive an annual benefit under the Plan in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and/or restricted units or other stock-related awards. Stock options, restricted stock and stock appreciation rights ("SARs") have been granted under the Plan. The stock options and SARs usually are earned over a five-year period. Vesting of grants of restricted stock is subject to attaining certain specified performance goals and completion of the restriction period (generally five years). The number of shares and kinds of awards granted an individual are based upon level of responsibility, individual performance, the Company's performance, the value of the options and awards in relation to the individual's base salary, and the amounts and kinds of prior awards.

       The Stock Plan is administered in a manner that encourages and enables members of senior management to increase their stock ownership or other proprietary interests in the Company over time and to retain for long-term investment the shares or interests obtained through the Plan.

       In early 1996, the Committee awarded stock options, restricted stock and SARs to the Chief Executive Officer and other members of senior management, including the named executives. The Committee took into account the responsibility level and performance of each individual.

       As of February 1, 1997, approximately 1,205,281 shares of common stock were available for grant under the Wachovia Corporation Stock Plan.

1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

       The Chief Executive Officer's compensation is determined pursuant to the same basic factors as described above for other members of senior management. In establishing the base salary, incentive and stock awards of the Chief Executive Officer for 1996, the Committee considered Wachovia's overall performance, record of increase in shareholder value, success in meeting strategic objectives and the incumbent's personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for 1996 in relation to the established business plan and in comparison with the performance of peer organizations. Mr. Baker's 1996 management incentive plan award was based on the above considerations and the Company's achieving certain annual performance goals (net income per fully diluted share, return on assets and return on equity) as described above in this Report under the heading "Senior Management Incentive Plan."

MANAGEMENT RESOURCES AND COMPENSATION
BOARD OF DIRECTORS OF WACHOVIA CORPORATION
Donald R. Hughes, Chairman
Rufus C. Barkley, Jr.
John L. Clendenin
Sherwood H. Smith, Jr.

                  FIVE-YEAR STOCK PERFORMANCE COMPARISON GRAPH

       The graph below presents five-year cumulative total return comparisons through December 31, 1996, in stock price appreciation and dividends for Wachovia common stock, the Standard & Poor's 500 Stock Index and the Keefe, Bruyette & Woods 50 Total Return Index (the "KBW 50"). Returns assume an initial investment of $100 on the last trading day before the beginning of 1992 and quarterly reinvestment of dividends. The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 money center and major regional U.S. banking companies.


(The Performance Graph appears here. The plot points are listed in the table below.)

             1991       1992       1993       1994       1995       1996
Wachovia     $100      $121.24    $122.79    $122.74    $180.57    $230.42
KBW 500       100       127.42     134.48     127.62     240.41     289.15
S&P 500       100       107.61     118.46     120.02     165.12     203.03



       Values as of each year-end of a $100 initial investment, assuming reinvestment of dividends, are shown in the graph and table above.

                                  COMPENSATION

       The following table sets forth, for the years ended December 31, 1996, 1995 and 1994, the cash compensation paid by Wachovia and its subsidiaries, as well as other compensation paid or accrued for each of these years, to each of the five most highly compensated executive officers of the Company (the "named executives").

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION                       LONG-TERM COMPENSATION AWARDS
                                                                                 OTHER             RESTRICTED          SECURITIES
                                                                                ANNUAL                STOCK            UNDERLYING
NAME AND PRINCIPAL POSITION      YEAR     SALARY ($)     BONUS ($)(1)     COMPENSATION ($)(2)     AWARDS ($)(3)     OPTIONS/SARS(#)

Leslie M. Baker, Jr.             1996       650,000         380,300              29,190              999,994          75,000/75,000
President and Chief Executive    1995       595,833         387,300              28,622              846,875               30,000/0
Officer                          1994       550,000         357,500              14,339              768,750               25,000/0

G. Joseph Prendergast            1996       442,500         219,000              12,580              875,000               25,000/0
Executive Vice President         1995       405,000         222,800              14,206              338,750               15,000/0
                                 1994       353,333         176,700              14,097              153,750               10,000/0

Walter E. Leonard, Jr.           1996       441,667         218,600              11,708              875,000               20,000/0
Executive Vice President         1995       400,000         220,000              22,645              338,750               15,000/0
                                 1994       337,500         168,800              14,867              153,750               10,000/0

Robert S. McCoy, Jr.             1996       391,667         193,900              25,723              875,000               20,000/0
Executive Vice President and     1995       347,083         190,900              26,653              254,063               12,000/0
Chief Financial Officer          1994       315,000         157,500              20,855              123,000                7,500/0

Hugh M. Durden                   1996       275,417         123,900              17,827              525,000               15,000/0
Executive Vice President         1995       262,916         131,500              14,241              135,500                8,000/0
                                 1994       240,000         120,000              76,712               92,250                7,500/0


                                    ALL OTHER
NAME AND PRINCIPAL POSITION    COMPENSATION ($)(4)
Leslie M. Baker, Jr.                  39,000
President and Chief Executive         35,750
Officer                               33,000
G. Joseph Prendergast                 26,550
Executive Vice President              24,300
                                      21,200
Walter E. Leonard, Jr.                26,500
Executive Vice President              24,000
                                      20,250
Robert S. McCoy, Jr.                  23,500
Executive Vice President and          20,825
Chief Financial Officer               18,900
Hugh M. Durden                        16,525
Executive Vice President              15,775
                                      14,400

(1) Performance-based incentive awards for all years were paid pursuant to the Wachovia Senior Management Incentive Plan.

(2) All amounts disclosed are attributable to supplemental life insurance, tax return preparation and financial planning services, company-sponsored social clubs, company-provided automobiles, and automobile and cost-of-living allowances, and are below the amounts required to be disclosed under the rules of the Securities and Exchange Commission except for relocation related expenses of $71,665 in 1994 for Mr. Durden.

(3) All outstanding restricted awards have a five-year restriction period and vest subject to certain performance goals. Aggregate outstanding restricted stock awards and their value at December 31, 1996 were: for Mr. Baker, 88,857 shares valued at $5,020,421; for Mr. Prendergast, 45,000 shares valued at $2,542,500; for Mr. Leonard, 43,000 shares valued at $2,429,500; for Mr. McCoy, 39,500 shares valued at $2,231,750; for Mr. Durden, 19,000 shares valued at $1,073,500.

(4) The amounts shown reflect company matching contributions with respect to individual's participation in Wachovia's Retirement Savings and Profit-Sharing Plan and the associated equalization plan.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

       The following table sets forth information with respect to the named executives concerning the grant of employee stock options and stock appreciation rights during 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                             NUMBER OF        PERCENT OF                                        POTENTIAL REALIZABLE
                            SECURITIES          TOTAL                                             VALUE AT ASSUMED
                            UNDERLYING       OPTIONS/SARS                                       ANNUAL RATES OF STOCK
                           OPTIONS/SARS       GRANTED TO       EXERCISE OR                       PRICE APPRECIATION
                              GRANTED        EMPLOYEES IN      BASE PRICE       EXPIRATION       FOR OPTION TERM (3)
NAME                          (#)(1)         FISCAL YEAR      ($/SHARE) (2)        DATE         5% ($)        10% ($)

Leslie M. Baker, Jr.            50,000/0          3.50%          43.75            1/24/06      1,375,707     3,486,312
                           25,000/75,000          6.99           44.6250          4/26/06      2,806,442     7,112,076
G. Joseph Prendergast           25,000/0          1.75           43.75            1/24/06        687,853     1,743,156
Walter E. Leonard, Jr.          20,000/0          1.40           43.75            1/24/06        550,283     1,394,525
Robert S. McCoy, Jr.            20,000/0          1.40           43.75            1/24/06        550,283     1,394,525
Hugh M. Durden                  15,000/0          1.05           43.75            1/24/06        412,712     1,045,893

(1) All stock options and SARs become exercisable over a five-year period in 20% annual increments.

(2) The exercise price equals the market price of Wachovia's common stock on the date of the grant.

(3) As required by the Securities and Exchange Commission, potential net gain from the exercise of stock options and SARs is based on the assumed annual rates of stock price appreciation of 5% and 10%, over the term of each option and SAR. Any actual net gains are dependent on the future performance of the Company's common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation utilized in these calculations will be achieved. In order for these options and SARs to have value for the executive, the stock price must increase above the exercise price. Increases in the stock price will benefit all shareholders commensurately.

       The following table sets forth information with respect to the named executives concerning the exercise of options during 1996 and unexercised options and SARs held at year-end.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                                        VALUE OF
                                                                                       UNEXERCISED
                                                         NUMBER OF SECURITIES         IN-THE-MONEY
                                                        UNDERLYING UNEXERCISED       OPTIONS/SARS AT
                                                           OPTIONS/SARS AT           FISCAL YEAR-END
                              SHARES         VALUE           YEAR-END (#)                ($)(2)
                           ACQUIRED ON      REALIZED         EXERCISABLE/             EXERCISABLE/
NAME                       EXERCISE (#)     ($)(1)          UNEXERCISABLE             UNEXERCISABLE
Leslie M. Baker, Jr.           8,818         89,757         15,582/191,591          345,356/2,757,004
G. Joseph Prendergast         15,840        438,182         13,000/47,000           295,625/815,000
Walter E. Leonard, Jr.         4,800        119,801         18,640/40,000           577,670/1,904,601
Robert S. McCoy, Jr.              --             --          8,400/36,100           190,050/617,387
Hugh M. Durden                 6,000        155,625         10,760/28,540           257,915/499,257

(1) Value calculated by subtracting the exercise price from the market value on the date of exercise, rounded to whole dollars.

(2) Based on market price of $56.50 (market price of the Common Stock on December 31, 1996), less the exercise price and rounded to whole dollars.

              OTHER EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS

PENSION PLAN

       Wachovia has a defined benefit pension plan entitled the Retirement Income Plan of Wachovia Corporation (the "plan"). Employees of Wachovia and its subsidiaries who have completed one year of service, as defined in the plan, are eligible to participate in the plan. Upon retirement at age 65, a participant receives (subject to certain limitations) an annual benefit which equals 1.2% of the average of the highest five consecutive years of base compensation paid during the ten consecutive years preceding termination or retirement ("final average compensation"), multiplied by years of service after December 31, 1989. (For certain highly compensated employees, including the executive officers, this formula applies to service in 1989.)

                               PENSION PLAN TABLE

       The table below sets forth estimated annual benefits which would become payable upon retirement at age 65 under the plan to persons in certain specified salary and years-of-service classifications who are hired on or after January 1, 1990.

AVERAGE BASE SALARY DURING
 HIGHEST FIVE CONSECUTIVE                        ESTIMATED ANNUAL RETIREMENT BENEFITS
  YEARS IN THE LAST TEN                                      FOR YEARS OF
          YEARS                                         CREDITED SERVICE (1)(2)
    BEFORE RETIREMENT             10           15           20           25           30           35

        $   50,000             $  4,986     $  7,479     $  9,972     $ 12,465     $ 14,958     $ 17,451
           100,000                9,972       14,958       19,944       24,930       29,916       34,902
           500,000               49,860       74,790       99,720      124,650      149,580      174,510
         1,000,000               99,720      149,580      199,440      249,300      299,160      349,020
         1,200,000              119,664      179,496      239,328      299,160      358,992      418,824

(1) Pursuant to the terms of the plan, annual retirement income benefits are not reduced or offset by Social Security benefits. Estimated annual retirement benefits shown above are based on a joint and 100% survivor form of retirement income. The precise amount of the benefit depends upon the age of a participant and the age of his or her surviving spouse.

(2) Some of the amounts shown exceed the limits imposed by federal law for qualified pension plans and are payable only to participants in the other retirement arrangements described below.

       Persons hired before January 1, 1990, including the executive officers, will receive an annual benefit which is generally greater than the amounts shown in the table above. The benefit computation of such a person will depend upon the final average compensation and number of years of service before January 1, 1990, and the benefit formula in effect during such years. For employees of SCNC and its subsidiaries prior to January 1, 1992, the benefits described above will only apply to service after December 31, 1991.

       For persons employed by Wachovia and its subsidiaries before January 1, 1990 and after December 31, 1986, a participant will receive an annual benefit equal to 1.4% of final average compensation as of December 31, 1989, plus .6% of final average compensation as of December 31, 1989, in excess of 50% of the 1989 Social Security taxable wage base, multiplied by years of service from January 1, 1987 through December 31, 1989 (or December 31, 1988 in the case of certain highly compensated employees). In addition, the plan provides a one-time special supplemental benefit to employees who were employed by Wachovia and its subsidiaries and were participants in the plan on December 31, 1989, such employees who retired, became disabled or were terminated without fault and with vested benefits during 1989, and the beneficiaries of such employees who died during 1989. The special supplemental benefit is added to each such person's accrued benefit under the plan in the amount of .5% of annualized rate of eligible salary on September 1, 1989 (or, if greater, .5% of final average compensation as of December 31, 1989) multiplied by full years of service beginning on the January 1 following the employee's date of hire and ending on December 31, 1989. The special supplemental benefit may be paid in a lump sum upon retirement, at the employee's option.

       For persons employed by Wachovia Corporation of North Carolina, formerly a subsidiary of Wachovia and the parent company of WBNC, and its subsidiaries before January 1, 1987, a participant receives an annual benefit equal to 2.5% of final average compensation as of December 31, 1989, multiplied by years of service (not in excess of 30 years) before January 1, 1987, reduced by 50% (prorated for less than 30 years) of the Social Security benefit at his Social Security retirement age under the law in effect in 1989. In no event may this benefit exceed 65% of the participant's final average compensation as of December 31, 1989.

       For persons employed by First Atlanta Corporation, formerly a subsidiary of the Company and the parent company of WBGA, and its subsidiaries before January 1, 1987, a participant receives an annual benefit calculated as a ten-year certain and life annuity equal to 1.8% of final average compensation as of December 31, 1989, multiplied by years of service (not in excess of 35 years) before January 1, 1987, reduced by 50% (prorated for less than 35 years) of the Social Security benefit at his Social Security retirement age under the law in effect in 1989.

       For persons employed by South Carolina National Corporation, formerly a subsidiary of the Company and the parent company of WBSC, and its subsidiaries before January 1, 1992, a participant receives an annual benefit equal to 50% of final average compensation (as determined below) less 50% of the Social Security primary insurance benefit, proportionately reduced for less than 30 years of service prior to 1992. The final average compensation of such an employee is equal to the average of the employee's total cash compensation (which for this purpose excludes incentive compensation payments made under the SCNC Executive Incentive Compensation Plan) for the 60 consecutive months within the final 120 months prior to January 1, 1992, which will produce the highest average. The accrued benefit of such a participant as determined on December 31, 1991, is multiplied by a fraction, the numerator of which is final average compensation at retirement or other termination of service (as otherwise determined under the plan) and the denominator of which is final average compensation as so determined on December 31, 1991.

       Except as otherwise provided, the benefit amounts described above are computed on the basis of a straight life annuity, but other payment options are available which could provide a survivor benefit following the death of the participant. Retirement prior to age 65 is permitted upon certain circumstances under the plan. Either of these alternatives could result in an adjustment of the amount of the benefit received by the participant.

       Federal law places certain limitations on the amount of benefits payable by qualified pension plans. The annual benefit paid to a participant at Social Security retirement age cannot exceed $120,000 for 1996 and $125,000 for 1997 (adjusted in increments of $5,000 for inflation). In addition, the annual amount of covered compensation under the plan is limited to $150,000 in 1996 and $160,000 for 1997 (adjusted in increments of $10,000 for inflation). The 1996 base salary for each of the named executive officers is set forth in the Summary Compensation Table. For such individuals, full years of credited service are as follows: Mr. Baker, 26 years; Mr. Durden, 23 years; Mr. Leonard, 26 years; Mr. McCoy, 12 years; and Mr. Prendergast, 22 years.

RETIREMENT SAVINGS AND PROFIT-SHARING PLAN

       Wachovia has a voluntary defined contribution plan entitled the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation (the "plan"). All employees who have completed one year of service are eligible to participate in the plan. Wachovia contributes a minimum of $.50 for each $1.00 of up to the first 6% of base pay contributed by a participant and may make an additional contribution of up to $.50 for each $1.00 of up to the first 6% of base pay contributed by a participant each year if the Company meets certain earnings performance criteria. The criteria for determining any such additional matching contributions are established by the Management Resources and Compensation Committee (the "Committee") at the beginning of each year. The Committee also may approve a special discretionary contribution to the plan of up to 4% of each eligible employee's base salary paid during the year if the Committee determines that the Company's performance during the year was truly outstanding.

       Federal law limits the maximum annual compensation from which an employee may elect to make contributions under qualified plans such as the plan to $150,000 in 1996 and $160,000 for 1997 (adjusted in increments of $10,000 for inflation). Participants may elect to make all or part of their contributions under these plans on a before-tax basis provided such before-tax contributions do not exceed $9,500 in 1996 and 1997 (adjusted in increments of $500 for inflation). Employee contributions are subject to certain regulatory restrictions which may limit further the maximum contribution of certain more highly compensated participants (including the executive officers named in the Proxy Statement). Wachovia maintains a nonqualified equalization plan designed to protect selected key employees (including the executive officers named in the Proxy Statement) of the Company or its subsidiaries from loss of benefits under the plan resulting from the application of limitations on contributions to qualified plans contained in the Internal Revenue Code. If contributions under the plan are not allocated to any of the selected key employees due to those limitations on contributions, Wachovia will credit to a nonqualified account under the equalization plan for the employee the amount of such contribution not so allocated. Amounts credited to each participant's nonqualified account are credited monthly with an interest equivalent which is based upon the Long-Term Applicable Federal Rate. These amounts will be paid to the participants in the equalization plan upon termination of employment. No amounts may be withdrawn from the equalization plan while the participant is employed by Wachovia or any of its subsidiaries. The amounts contributed by Wachovia to the equalization plan are included in the column "All Other Compensation" in the Summary Compensation Table.

OTHER RETIREMENT ARRANGEMENTS

       To assist in executive management succession planning, Wachovia has entered into nonqualified, unfunded executive retirement agreements with certain senior officers of the Company, including all of the named executive officers, three other executive officers and two other senior officers. Under the agreements, the officer will retire at age 60, or with the permission of the Committee, at age 55 on a reduced benefit basis provided the executive has completed ten years of service. The officer will receive an annual benefit equal to 2.5% of final average compensation multiplied by years of service, up to a maximum of 62.5% of final average compensation, less the sum of the amounts payable from the Retirement Income Plan and any other pension plan in which the officer may participate. For this purpose, final average compensation is the average of the officer's total cash compensation for the three full calendar years within the final five full calendar years of employment which will produce the highest average. Base salary and amounts received by the officer pursuant to the Senior Management Incentive Plan are included in determining final average compensation. The benefit amount is computed in the form of a straight life annuity and is payable in monthly increments or, upon request by the individual and approval by the Committee, may be payable in a lump sum actuarial equivalent amount.

       The following table sets forth estimated total annual benefits which would become payable under the formula in the executive retirement agreement (which amounts will be reduced by the benefits paid under the Retirement Income
Plan) to the officers based upon final average compensation and years of credited service.

AVERAGE COMPENSATION DURING HIGHEST          ESTIMATED ANNUAL RETIREMENT BENEFITS
THREE YEARS IN THE LAST FIVE YEARS               FOR YEARS OF CREDITED SERVICE
         BEFORE RETIREMENT                 10           15           20           25
            $   100,000                 $ 25,000     $ 37,500     $ 50,000     $ 62,500
                300,000                   75,000      112,500      150,000      187,500
                500,000                  125,000      187,500      250,000      312,500
                700,000                  175,000      262,500      350,000      437,500
                900,000                  225,000      337,500      450,000      562,500
              1,000,000                  250,000      375,000      500,000      625,000
              1,100,000                  275,000      412,500      550,000      687,500
              1,200,000                  300,000      450,000      600,000      750,000

       Mr. McCoy's executive retirement agreement is slightly different than those of the other executives in that his formula grades up by 1% per year of service from a percentage of 55% should he retire with 10 years of service up to a maximum of 60% at 15 years of service. All other features of his executive retirement agreement are identical to those of the other participants.

       In addition to the executive retirement agreement and also to assist in senior management succession planning, Wachovia has entered into supplemental retirement agreements with one executive officer not named in the Summary Compensation Table and 12 senior officers of the Company. With the exception of the level of benefits provided under these agreements, the agreements are identical to the executive retirement agreements. The officer will receive an annual benefit equal to 2.0% of final average compensation multiplied by years of service, up to a maximum of 50.0% of final average compensation, less the sum of the amounts payable from the Retirement Income Plan and any other pension plan in which the officer may participate.

       The following table sets forth estimated total annual benefits which would become payable under the formula in the supplemental retirement agreement (which amounts will be reduced by the benefits paid under the Retirement Income
Plan) to the officers based upon final average compensation and years of credited service.

AVERAGE COMPENSATION DURING HIGHEST          ESTIMATED ANNUAL RETIREMENT BENEFITS
THREE YEARS IN THE LAST FIVE YEARS              FOR YEARS OF CREDITED SERVICE
         BEFORE RETIREMENT                10           15           20           25
             $ 100,000                  $20,000     $ 30,000     $ 40,000     $ 50,000
               150,000                   30,000       45,000       60,000       75,000
               200,000                   40,000       60,000       80,000      100,000
               250,000                   50,000       75,000      100,000      125,000
               300,000                   60,000       90,000      120,000      150,000
               350,000                   70,000      105,000      140,000      175,000

       In addition to the executive and supplemental retirement agreements and also to assist in senior management succession planning, Wachovia has a Retirement Income Benefit Enhancement Plan which covers 16 senior officers of the Company. The benefits afforded to plan participants are similar to those afforded under the executive and supplemental retirement agreements with the following exceptions: (1) the officer will receive an annual benefit equal to 1.5% of final average compensation multiplied by years of service, up to a maximum of 37.5% of final average compensation, less the sum of the amounts payable from the Retirement Income Plan and any other pension plan in which the officer may participate; and (2) the retirement eligibility dates, normal forms of payment and benefit options are identical to those under the Retirement Income Plan.

       The following table sets forth estimated total annual benefits which would become payable under the formula in the Retirement Income Benefit Enhancement Plan (which amounts will be reduced by the benefits paid under the Retirement Income Plan) to the officers based upon final average compensation and years of credited service.

AVERAGE COMPENSATION DURING HIGHEST        ESTIMATED ANNUAL RETIREMENT BENEFITS
THREE YEARS IN THE LAST FIVE YEARS             FOR YEARS OF CREDITED SERVICE
         BEFORE RETIREMENT                10          15          20          25
             $ 100,000                  $15,000     $22,500     $30,000     $37,500
               150,000                   22,500      33,750      45,000      56,250
               200,000                   30,000      45,000      60,000      75,000
               250,000                   37,500      56,250      75,000      93,750

EMPLOYMENT AGREEMENTS

       Wachovia has entered into Employment Agreements with certain senior officers of the Company, including each of the named executive officers, four other executive officers and seven other senior officers. If the Company terminates the officer's employment without cause, the officer will receive monthly compensation continuance payments for the period beginning with the date of termination and ending with the earlier of the third anniversary of the date of termination or the retirement date of the officer pursuant to the officer's executive or supplemental retirement agreement, if any, described above. The monthly amount of compensation continuance is defined as one-twelfth of the sum of (i) an amount equal to the officer's highest annual rate of salary in effect during the twelve-month period immediately preceding his date of termination,
(ii) an amount equal to the average of the amounts, if any, awarded to the officer under Wachovia's Senior Management Incentive Plan for each of the three consecutive calendar years immediately preceding the year of termination, and
(iii) an amount equal to the average of any annual contributions by the Company on behalf of the officer under the Retirement Savings and Profit-Sharing Plan and the associated equalization plan, for each of the three consecutive calendar years immediately preceding the year of termination. During the period of compensation continuance, the officer also will receive benefits pursuant to certain employee benefit plans in which he was participating at the time of termination or substantially similar benefits, all outstanding stock options previously granted to the officer will become fully vested and exercisable, and all previously granted restricted stock awards will become fully vested and available for distribution to the officer. The Employment Agreements for the Chief Executive Officer, three of the named executive officers and three other executive officers also have a change of control feature which extends the Agreement for three years beyond a change in control of the Company.

DIRECTORS' COMPENSATION

       Nonemployee Directors of Wachovia are paid a cash retainer fee of $10,000 per calendar quarter for their services as members of the Board of Directors and $1,000 per meeting for any special meetings beyond the four regularly scheduled quarterly meetings of the Board and each committee. There are no additional payments for attendance at regularly scheduled board or committee meetings.

       A nonemployee Director may elect to defer a percentage of his or her cash retainer fees. The amounts so deferred by the Director may be deferred into the Wachovia Corporation Director Deferred Stock Unit Plan (the

"Deferred Stock Unit Plan") described below or into the Deferred Compensation Plan for the Board of Directors of Wachovia Corporation (the "Deferred Compensation Plan"). The amounts deferred into the Deferred Compensation Plan are credited with an interest equivalent at the published Long-Term Applicable Federal Rate. These amounts will be paid to the Director after he or she ceases to be a Director, or to his or her beneficiaries upon death in 120 approximately equal monthly installments.

       The Retirement Pay Plan for the Board of Directors of Wachovia Corporation was terminated for active Directors on August 1, 1996, and all such Directors elected to transfer the then present value of their accrued pension benefits to deferred stock units of equivalent value under the Deferred Stock Unit Plan described below.

       Effective August 1, 1996, Wachovia established the Deferred Stock Unit Plan which provides for the grant of stock units to nonemployee Directors on a quarterly basis and also permits certain other benefits to be provided in the form of stock units. The Deferred Stock Unit Plan provides for the automatic quarterly grant to each nonemployee Director of such number of stock units equal to the number of shares of Common Stock that could be purchased for $4,500 on each quarterly award date. Termination of the Retirement Pay Plan and establishment of the Deferred Stock Unit Plan increase the amount and proportion of stock-based compensation of Directors and bring the interests of Directors and shareholders into even closer alignment.

       The Deferred Stock Unit Plan also permits nonemployee Directors to defer all or a portion of their cash retainer fees into stock units. Such deferred retainer awards are granted quarterly and are equal to such number of shares of Common Stock as could be purchased for the amount of the deferred cash retainer fee on the quarterly award date. Nonemployee Directors with amounts deferred under the Deferred Compensation Plan or other such plans sponsored by Wachovia or its subsidiaries are permitted to make a one-time election to transfer amounts previously accrued under such plans into the Deferred Stock Unit Plan and to receive, in lieu of accrued account balances under such plans, a credit of stock units equal in value to such number of shares of Common Stock as could be purchased for the transferred deferred amount on the next quarterly award date following the election.

       Deferred Stock Unit Plan account balances are fully vested at all times and are payable in cash after a Director's retirement or termination or upon a change of control of the Company. The amount of cash payment will equal the fair market value per share of the Common Stock on the payment date times the number of deferred stock units redeemed from the Director's account. Payment may be made in lump sum or installments up to 10 years after retirement. Deferred stock unit balances under the Deferred Stock Unit Plan also are credited each quarter with dividend equivalent grants equal to dividends paid on Wachovia Common Stock.

       Following are the accumulated balances of deferred stock units in the Deferred Stock Unit Plan accounts of nonemployee Directors as of February 1, 1997:

Rufus C. Barkley, Jr. ................................................    1,179.46
John L. Clendenin.....................................................    2,648.66
Lawrence M. Gressette, Jr.............................................    1,293.23
Thomas K. Hearn, Jr...................................................    1,704.11
Hayne Hipp............................................................      899.38
Robert M. Holder, Jr..................................................   20,513.68
Donald R. Hughes......................................................    4,100.77
James W. Johnston.....................................................      839.71
Wyndham Robertson.....................................................    2,270.28
Herman J. Russell.....................................................    3,364.68
Sherwood H. Smith, Jr.................................................    8,265.89
Charles McKenzie Taylor...............................................    3,411.16
John C. Whitaker, Jr. ................................................    1,319.06

       Both the Deferred Compensation Plan and the Deferred Stock Unit Plan are administered by the Management Resources and Compensation Committee.

       Wachovia's Stock Plan provides for the award of 1,000 shares of restricted stock to each nonemployee Director who is newly elected or appointed to the Board of Directors of the Company after April 22, 1994, and 250 shares of restricted stock, at each annual meeting, commencing with the 1994 annual meeting, to each nonemployee Director who has been a Director for at least one year. The initial award of 1,000 shares is restricted for three years and is deemed earned and ownership of the shares vests in the Director on the third anniversary of the date of grant provided the Director is still in service. The annual award of 250 shares is deemed earned and vests one year after the date of grant provided the Director is still in service. In addition, a Director award not otherwise forfeited will vest upon the death, disability or retirement of the Director in accordance with the policies of the Company or upon a change in control. Director awards not otherwise earned shall be forfeited upon the termination of the Director from service on the Board of Directors.

       Wachovia has entered into an agreement with Mr. Medlin whereby he has agreed to serve, if elected, as nonmanagement Chairman of the Board of Directors and to provide certain other services to the Company from January 1, 1994 until April 25, 1997. Wachovia has agreed to pay Mr. Medlin $25,000 per month for his services during the term of the agreement.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The members of the compensation committee from April 26, 1996, to the present are: Donald R. Hughes, Chairman, Rufus C. Barkley, Jr., John L. Clendenin and Sherwood H. Smith, Jr. Crandall C. Bowles served on the compensation committee until her resignation in December 1996, and from April 28, 1995 to April 26, 1996, James W. Johnston served on the compensation committee. None of these individuals is or has ever been an officer or employee of Wachovia. Mr. Baker is a Director of Carolina Power & Light Company but does not serve on its compensation committee. Mr. Smith, Chairman of the Board of Carolina Power & Light Company, serves on Wachovia's compensation committee.

CERTAIN TRANSACTIONS INVOLVING MEMBERS OF THE COMMITTEE

       Rufus C. Barkley, Jr., Lawrence M. Gressette, Jr. and Hayne Hipp are directors of The Liberty Corporation, which is the parent of Liberty Life Insurance Company ("Liberty Life"), for which Mr. Hipp serves as a director. Mr. Hipp also serves as President and Chief Executive Officer of The Liberty Corporation. The Hipp family has significant share holdings in The Liberty Corporation. Wachovia places with Liberty Life certain credit life insurance purchased by installment loan customers of its subsidiary corporations. The net premium benefit on this credit life insurance retained by Liberty Life in 1996 was approximately $123,774. Employee-owned universal life insurance policies for certain Wachovia employees also are written by Liberty Life. During 1996, Wachovia paid approximately $90,961 in premiums for this plan coverage, including approximately $42,427 in employee payments toward universal life insurance plan coverage. Corporate-owned life insurance policies associated with certain employee benefit obligations are written by Liberty Life. During 1996, Wachovia paid approximately $1,349,390 in premiums for this coverage.

       In December 1990, WBSC entered into a lease of premises for an automated teller machine near Charleston, South Carolina. The lessors under such lease include Mr. Barkley, a director of WBSC at that time, and certain members of his family. The lease was for an initial term of five years (which commenced April 1, 1991) and gave WBSC the option to extend the term for an additional three-year period. The rent was $600 per month until the lease was renewed for three years beginning March 29, 1996, at a monthly rent of $650. The Board of Directors of WBSC (excluding Mr. Barkley) approved this transaction and believes the terms of this transaction are no less favorable to WBSC than those which would be offered by the lessors to other prospective lessees in comparable transactions.

        CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

       Directors, nominees and executive officers, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with, WBGA, WBNC and WBSC. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, Wachovia and its subsidiaries have engaged in other transactions with such persons, all of which were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

CERTAIN TRANSACTIONS INVOLVING DIRECTORS NOT ON THE COMPENSATION COMMITTEE

       In April 1997, WBNC plans to begin construction on a new office building and parking deck one block from the corporate headquarters building in Winston-Salem, North Carolina. The building will be seven floors of approximately 235,000 total square feet, all of which are expected to be occupied by WBNC and its affiliates. The parking deck will contain 600 spaces, 450 of which are expected to be utilized by employees of WBNC and its affiliates. Construction is expected to be completed by June 30, 1998.

       After careful consideration and review of possible alternatives and with the assistance of appropriate independent professionals, management recommended that the Board of Directors of WBNC retain the services of an experienced consultant to undertake the planning, design and oversight of construction and to provide expertise in project management, budgeting, cost control, contracting with required contractors and specialists, providing guidance to the architect as to design practicality, and administering the construction process consistent with prudent industry standards. The criteria for selection of the consultant included the firm's prior experience with development management of comparable projects, the capabilities and commitment of its senior principals, its ability to work in a team environment, its lack of conflicting or competing projects which could result in a reduction or compromise in the consultant's attention to the project, the financial stability and reputation in the industry of the consultant, and the cost of delivery of the services to be provided. Management evaluated firms located in the southeastern United States, solicited bids from seven qualified firms and recommended to the WBNC Board and to the Wachovia Board that the firm of Taylor & Mathis, Inc., a real estate development firm of which Charles McKenzie Taylor, a Director of Wachovia is an officer, director and minority shareholder, be retained by WBNC. In January 1997, the WBNC Board and the Wachovia Board, excluding and not in the presence of Mr. Taylor, approved such arrangement after thorough discussion and review. WBNC is negotiating a development management agreement pursuant to which it is estimated that Taylor & Mathis, Inc., would be paid a fee of approximately $360,000 and expenses of $30,000 over a two-year period.

       Management also has evaluated bids and qualifications of several general contractors for this project and has recommended that WBNC select Holder-Russell Construction Company, a joint venture of two construction companies, as general contractor. The two companies have worked together frequently in similar joint ventures, including on Wachovia's headquarters building. Robert M. Holder, Jr., a Director of Wachovia, is an officer, director and majority shareholder of one of these companies, and Herman J. Russell, a Director of Wachovia, is an officer, director and majority shareholder of the other company. In January 1997, the WBNC Board and the Wachovia Board, excluding and not in the presence of Messrs. Holder and Russell, approved such arrangement after thorough discussion and review. WBNC, with the assistance of Taylor & Mathis, Inc., is negotiating a construction contract pursuant to which it is estimated that Holder-Russell Construction Company would be paid a fee of 3% of the total project costs (such fee is estimated to be approximately $753,420) plus expenses.

       WBNC entered into a contract effective August 1, 1995, with Taylor & Mathis, Inc., for the management and operation of the Company's headquarters building. The management fee is $9,083.33 per month plus 25% of the salary and travel expenses of the general manager and all of the salaries and benefits of the on-site employees. The contract will continue until December 31, 1997, unless terminated by the parties. Fees in the amount of approximately $109,000 were paid to Taylor & Mathis, Inc., under this contract in 1996.

       WBGA entered into a lease agreement effective July 1, 1991, with a Georgia general partnership of which Mr. Holder and members of his family are the principals, for branch and drive-in banking facilities and office space in an office building in Atlanta, Georgia. WBGA employed an independent professional consulting firm to review the lease proposal and insure that the lease terms and arrangements were fair and competitive. The lease agreement relates to 40,813 square feet of space for the branch banking location and office space for a term of 15 years with two five-year extension options. Base rent is $79,016.61 per month in years one through five, $94,415.07 per month in years six through ten, and $107,407.43 per month in years 11 through 15. If the extension options are exercised, rent will be at a negotiated fair market rate at that time. The lease agreement was amended, effective December 31, 1991, to add an additional 11,450 square feet of office space for a term of five years and base rent of $21,945.83 per month following an initial free rent period for 15 months. The amendment provides for a ten-year extension option at a base rent of $24,216.75 per month in years six through ten and $27,508.62 per month in years 11 through 15, followed by two five-year extension options at negotiated fair market rates. The lease agreement was amended a second time, effective February 22, 1993, to provide for an additional 10,825 square feet for a term of four years and base rent of $20,746.00 per month following an initial free rent period of 12 months. This amendment was amended, effective March 20, 1995, to reduce the added space to 4,897 square feet and the rent to $9,386 per month and amended again on June 15, 1996 to delete the 4,897 square feet. This amendment also provides for a ten-year extension option at a base rent of $11,532.68 per month in years six through ten and $14,644.58 per month in years 11 through 15, followed by two five-year extension options at negotiated fair market rates. The lease agreement also provides that WBGA will pay its pro rata share of the operating expenses of the building in excess of 1992 levels (1993 levels with respect to space leased under the second amendment) of such expenses which are paid by the lessor. The total rent and operating expenses paid by WBGA during 1996 was approximately $1,245,839.

       Mr. Taylor is a partner in a partnership which leased property used as a banking office to WBGA until February 15, 1996 when the property was sold. During 1996, WBGA paid approximately $24,652 to or on behalf of the partnership as a result of its lease obligations.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires Wachovia's Directors and executive officers, and any persons who own beneficially more than 10% of the outstanding shares of Wachovia Common Stock (there being, to Wachovia's knowledge, no such 10% shareholders as of December 31, 1996), to file with the SEC and the New York Stock Exchange reports disclosing their initial ownership of Wachovia common stock, as well as subsequent reports disclosing changes in such ownership. To Wachovia's knowledge, based solely on a review of the copies of such reports furnished to Wachovia and written representations that no other reports were required during the fiscal year ended December 31, 1996, Wachovia's Directors and executive officers complied with all Section 16(a) filing requirements.

                             SHAREHOLDER PROPOSALS

       In order to be considered for inclusion in the Proxy Statement and Form of Proxy to be used in connection with Wachovia's 1998 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of Wachovia no later than November 18, 1997.

                                 OTHER MATTERS

       The management of Wachovia knows of no other business which will be presented for consideration at the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy holders named in the accompanying Form of Proxy to vote the Proxies in accordance with their best judgment.

                                         (Signature of L. M. Baker, Jr.)
                                         L. M. Baker, Jr.
                                         Chief Executive Officer
                                         March 19, 1997

                                                                       EXHIBIT A

                              WACHOVIA CORPORATION
                                   STOCK PLAN

     1. PURPOSE.

       The purpose of the Wachovia Corporation Stock Plan (the "Plan") is to encourage and enable selected key employees of Wachovia Corporation (the "Corporation") and its subsidiaries, and nonemployee Directors of the Corporation, to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "Awards") to selected key employees and nonemployee Directors, including but not limited to the granting of incentive stock options ("Incentive Options"), nonqualified stock options ("Nonqualified Options"), stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards"), and restricted units ("Restricted Units") to selected key employees; and the granting of initial restricted stock awards ("Initial Director Awards") and annual restricted stock awards ("Annual Director Awards") to members of the Board of Directors (individually, a "Director") who are not employees of the Corporation or a related corporation. (Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options." Restricted Stock Awards and Restricted Units shall be referred to herein collectively as "Restricted Awards." Initial Director Awards and Annual Director Awards shall be referred to herein collectively as "Director Awards.")

     2. ADMINISTRATION OF THE PLAN.

              (a) Subject to Section 11 herein, the Plan shall be administered by the Management Resources and Compensation Committee of the Board of Directors of the Corporation (the "Committee"). Each member of the Committee shall be a "nonemployee director," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule. The Committee shall be comprised of no fewer than the minimum number of nonemployee directors as may be required by Rule 16b-3.

              (b) Any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, and unless authority is granted to the Chief Executive Officer as provided in Section 2(c), the Committee shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of the Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and Agreements evidencing Awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, the Committee shall have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Awards granted to any recipient.

              (c) Notwithstanding Section 2(b), and subject to Section 11 herein, the Committee may delegate to the Chief Executive Officer of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in subsection (b) (i) with respect to such Awards, to any individual who, at the time of said grant or other determination (i) is not deemed to be an officer or Director of the Corporation within the meaning of Section 16 of the Exchange Act; (ii) is not deemed to be a Covered Employee; and (iii) is otherwise eligible under Section 5.

     3. EFFECTIVE DATE.

       The effective date of the Plan is April 22, 1994 (the "Effective Date"). The Plan was amended and restated effective October 25, 1996, and further amended and restated effective April 25, 1997. Awards may be granted under the Plan on and after the effective date, but no awards will be granted after April 21, 2004.

     4. SHARES OF STOCK SUBJECT TO THE PLAN.

       Subject to the terms of this Section 4, the shares of Common Stock that may be issued pursuant to Awards shall be 6,000,000 shares of authorized but unissued shares of the Corporation. Notwithstanding the foregoing, in the event that the number of shares available for issuance under the Plan as of April 25, 1997, and as of the last day of each calendar year commencing in 1997 and thereafter (the "Available Shares"), is less than 2.5% of the total number of shares of the Common Stock outstanding as of such date (the "Replacement Amount"), then the maximum number of shares authorized and available for issuance under the Plan shall be increased as of such date by an appropriate number to equal the greater of the Available Shares or the Replacement Amount. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan; provided, that if an Option or SAR shall be accepted for surrender by the Committee pursuant to the terms of the Plan, the shares subject thereto shall not thereafter be available for the granting of other Options or Awards. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board of Directors of the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Awards or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Awards.

     5. ELIGIBILITY.

       An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

              (a) With respect to the grant of Awards other than Director Awards, the individual is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

              (b) With respect to the grant of an Award other than a Director Award, the individual, being otherwise eligible to receive an Award under this Section 5, (i) is a key employee of the Corporation or a related corporation; and (ii) is selected by the Committee as an individual to whom a Restricted Award shall be granted (a "Grantee"), an individual to whom an Option shall be granted (an "Optionee"), or an individual to whom an SAR shall be granted (an "SAR Holder"). For the purposes herein, a "key employee" shall mean an employee of the Corporation or a related corporation who makes significant and important contributions to the Corporation or a related corporation. The Committee shall determine which employees qualify as key employees.

              (c) With respect to the grant of Incentive Options, the individual does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code").

              (d) With respect to the grant of a Director Award, the individual shall be eligible to receive such an Award under the provisions of Section 9.

     6. OPTIONS.

              (a) GRANT OF OPTIONS. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Options to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. To the extent that an Option is designated as an Incentive Option but does not qualify as such under
     Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option.

              (b) OPTION PRICE. The price per share at which an Option may be exercised (the "Option Price") shall be not less than the fair market value per share of the shares on the date the Option is granted. For this purpose, the following rules shall apply:

                 (i) An Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option.

                 (ii) The fair market value of the shares shall be determined in good faith by the Committee and shall be the price per share of the last sale of such shares on the New York Stock Exchange as reported in THE WALL STREET JOURNAL for the last trading day prior to the date the Option is granted; or if there was no such sale on such trading day, the fair market value shall be determined in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                 (iii) In no event shall there first become exercisable by the Optionee in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an Incentive Option is granted) greater than $100,000.

              (c) OPTION PERIOD AND LIMITATIONS ON THE RIGHT TO EXERCISE
     OPTIONS.

                 (i) The period during which an Option may be exercised (the "Option Period") shall be determined by the Committee at the time the Option is granted. Such period shall not extend more than ten years from the date on which the Option is granted. Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

                 (ii) An Option may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (A) cash; (B) shares of Common Stock owned by the Optionee at the time of exercise; (C) funds borrowed from a related corporation; (D) delivery of written notice of exercise to the Committee and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (E) a combination of the foregoing methods. Shares tendered in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of
        Section 6(b)(ii).

                 (iii) No Option shall be exercised unless the Optionee is, at the time of exercise, an employee, as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to Section 12 herein and the following:

                    (A) The employment relationship of an Optionee shall be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence; provided, that the period of such leave does not exceed ninety days or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an Optionee shall also be treated as continuing intact while the Optionee is not in active service because of disability; provided, that shares acquired by the Optionee pursuant to exercise of an Incentive Option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the Optionee's employment is considered to be terminated because of such disability under Section
           422. The Committee shall determine whether there is a disability within the meaning of this section.

                    (B) If the employment of an Optionee is terminated because of (1) retirement, which shall mean termination on or after the date of his retirement as provided in Section 8(b)(ii), or because of early retirement under the Retirement Income Plan of Wachovia Corporation, or any successor plan thereto applicable to the Optionee (herein, "retirement"), (2) displacement, which shall mean the termination of the Optionee's employment due to the elimination of the Optionee's job or position without fault on the part of the Optionee (herein, "displacement"), or (3) death while the Optionee is an employee or after retirement or displacement, any Option granted to the Optionee shall, upon the occurrence of such retirement, displacement or death, become fully exercisable even if the Option or any part thereof was not otherwise exercisable at such time; provided, however, that the Committee, in its sole and absolute discretion, may determine that the Option or any part thereof shall not be accelerated. The Committee shall have sole authority to interpret this Section 6(c)(iii)(B), including authority to determine if an event triggering acceleration herein has occurred and the date of termination (the "termination date") due to such event. The Option must be exercised, if at all, prior to the earlier of: (1) the close of the period of twelve months next succeeding the termination date, or (2) the close of the Option Period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                    (C) If the employment of the Optionee is terminated for any reason other than as provided in subparagraph (B) above, his Option may be exercised only to the extent exercisable on the date of such termination of employment, except that the Committee, in its sole and absolute discretion, may accelerate the date that any Option which was not otherwise exercisable on the date of such termination of employment shall be exercised in whole or in part, without any obligation to accelerate such date with respect to other Options granted to the Optionee or to accelerate such date with respect to Options granted to any other Optionee, or to treat all Optionees similarly situated in the same manner. The Option must be exercised, if at all, prior to the earlier of: (1) the close of the period of three months less one day next succeeding the date of termination of employment, or (2) the close of the Option Period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in (1) and (2) in the immediately preceding sentence, the Optionee shall be treated as having died while employed under subparagraph (B) above (treating for this purpose the Optionee's date of termination of employment as the termination date).

                 (iv) A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Optionee and distributed to the Optionee (or his beneficiary) as soon as practicable following receipt of notice of exercise.

              (d) NONTRANSFERABILITY OF OPTIONS.

                 (i) Options shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder). The designation of a beneficiary does not constitute a transfer. An option shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.

                 (ii) If an Optionee is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Committee, be disposed of by the Optionee until the expiration of six months after the date the Option was granted.

     7. STOCK APPRECIATION RIGHTS.

              (a) GRANT OF SARS. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant SARs to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. SARs may be granted to an Optionee of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible key employee (a "Freestanding SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR.

              (b) TANDEM SARS. A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Committee may provide in the Agreement), and in no event after the complete termination or full exercise of the related Option. For purposes of determining the number of shares of Common Stock that remain subject to such related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted, upon the exercise of Tandem SARs, the related Option shall be considered to have been surrendered to the extent of the number of shares of Common Stock with respect to which such Tandem SARs are exercised. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the SAR Holder shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of exercise over the related Option Price per share; provided, that the Committee may, in any Agreement granting Tandem SARs, establish a maximum value payable for such SARs.

              (c) FREESTANDING SARS. The base price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of grant of the Freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a Freestanding SAR, the SAR Holder shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Freestanding SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such Freestanding SAR; provided, that the Committee may, in any Agreement granting Freestanding SARs, establish a maximum value payable for such SARs.

              (d) EXERCISE OF SARS.

                 (i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR. The period during which an SAR may be exercisable shall not exceed ten years from the date of grant or, in the case of Tandem SARs, such shorter Option Period as may apply to the related Option. Any SAR or portion thereof not exercised before expiration of the period stated in the Agreement relating to the grant of the SAR shall terminate.

                 (ii) SARs may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. The date of exercise of the SAR shall mean the date on which the Corporation shall have received notice from the SAR Holder of the exercise of such SAR.

                 (iii) No SAR may be exercised unless the SAR Holder is, at the time of exercise, an employee, as described in Section 5(a), and has been an employee continuously since the date the SAR was granted, subject to Section 12 and the provisions of Section 6(c)(iii) herein.

              (e) CONSIDERATION; ELECTION. The consideration to be received upon the exercise of the SAR by the SAR Holder shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with Section 6(b)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the SAR Holder, subject to the discretion of the Committee and the terms of the applicable Agreement. The Corporation's obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the SAR Holder and distributed to the SAR Holder (or his beneficiary) as soon as practicable following receipt of notice of exercise. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable Agreement, the SAR Holder will receive cash in lieu of fractional shares.

              (f) LIMITATIONS. The applicable Agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Committee. Unless otherwise so provided in the applicable Agreement or the Plan, any such terms, conditions or limitations relating to a Tandem SAR shall not restrict the exercisability of the related Option.

              (g) NONTRANSFERABILITY.

                 (i) SARs shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of ERISA or the rules thereunder). The designation of a beneficiary does not constitute a transfer. SARs may be exercised during the SAR Holder's lifetime only by him or by his guardian or legal representative.

                 (ii) If the SAR Holder is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an SAR may not, without the consent of the Committee, be disposed of by the SAR Holder until the expiration of six months after the date the SAR was granted.

     8. RESTRICTED AWARDS.

              (a) GRANT OF RESTRICTED AWARDS. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Restricted Awards to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. A Restricted Award may consist of a Restricted Stock Award or a Restricted Unit, or both. Restricted Awards shall be payable in cash or whole shares of Common Stock (including Restricted Stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Committee. Restricted Awards payable in shares of Common Stock shall be granted only from shares reserved and then available for the granting of Awards under the Plan. The Committee may condition the grant or vesting, or both, of a Restricted Award upon the continued service of the Grantee for a certain period of time, attainment of such performance objectives as the Committee may determine, or upon a combination of continued service and performance objectives. The Committee shall determine the nature, length and starting date of the period during which the Restricted Award may be earned (the "Restriction Period") for each Restricted Award, which shall be as stated in the Agreement to which the Award relates. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Committee shall determine the performance objectives to be used in valuing Restricted Awards and determine the extent to which such Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee in its sole discretion may deem appropriate, including, but not limited to, earnings per share, return on equity, return on assets or total return to shareholders. The Committee shall determine the terms and conditions of each Restricted Award, including the form and terms of payment of Awards. The Committee shall have sole authority to determine whether and to what degree Restricted Awards have been earned and are payable and to interpret the terms and conditions of Restricted Awards and the provisions herein.

              (b) EARNING OF RESTRICTED AWARDS. A Restricted Award granted to a Grantee shall be deemed to be earned as of the first to occur of the completion of the Restriction Period, retirement, displacement, death or disability of the Grantee, or acceleration of the Restricted Award, provided that, in the case of Restricted Awards based upon performance criteria or a combination of performance criteria and continued service, the Committee shall have sole discretion to determine if, and to what degree, the Restricted Awards shall be deemed earned at the end of the Restriction Period or upon the retirement, displacement, death or disability of the Grantee. In addition, the following rules shall also apply to the earning of Restricted Awards:

                 (i) COMPLETION OF RESTRICTION PERIOD. For this purpose, a Restricted Award shall be deemed to be earned upon completion of the Restriction Period (except as otherwise provided herein for performance-based Restricted Awards). In order for a Restricted Award to be deemed earned, the Grantee must have been continuously employed during the Restriction Period. "Continuous employment" shall mean employment with any combination of the Corporation and one or more related corporations, and a temporary leave of absence with consent of the Corporation shall not be deemed to be a break in continuous employment.

                 (ii) RETIREMENT OF THE GRANTEE. For this purpose, the Grantee shall be deemed to have retired as of the earlier of (A) his normal retirement date under the Retirement Income Plan of Wachovia Corporation, or any successor plan thereto applicable to the Grantee, or
        (B) his retirement date under a contract, if any, between the Grantee and the Corporation providing for his retirement from the employment of the Corporation or a related corporation prior to such normal retirement date, or (C) a mutually agreed upon early retirement date under the Retirement Income Plan of Wachovia Corporation or any successor plan between the Grantee and the Corporation.

                 (iii) DISPLACEMENT OF THE GRANTEE. For this purpose, the Grantee shall be deemed to have been displaced in the event of the termination of the Grantee's employment due to the elimination of the Grantee's job or position without fault on the part of the Grantee.

                 (iv) DEATH OR DISABILITY OF THE GRANTEE. Except as otherwise provided herein for performance-based Restricted Awards, if the Grantee shall terminate continuous employment because of death or disability before a Restricted Award is otherwise deemed to be earned pursuant to this Section 8(b), the Grantee shall be deemed to have earned a percentage of the Award (rounded to the nearest whole share in the case of Restricted Awards payable in shares) determined by dividing the number of his full years of continuous employment then completed during the Restriction Period with respect to the Award by the number of years of such Restriction Period.

                 (v) ACCELERATION OF RESTRICTED AWARD BY THE COMMITTEE. Notwithstanding the provisions of this Section 8(b), in the event of the termination of a Grantee for reasons other than retirement, displacement, death or disability, the Committee, in its sole and absolute discretion, may accelerate the date that any Restricted Award granted to the Grantee shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to the Grantee or to accelerate such date with respect to Restricted Awards granted to any other Grantee, or to treat all Grantees similarly situated in the same manner.

              (c) FORFEITURE OF RESTRICTED AWARDS. If the employment of a Grantee shall be terminated for any reason, and the Grantee has not earned all or part of a Restricted Award pursuant to the terms herein, such Award to the extent not then earned shall be forfeited immediately upon such termination and the Grantee shall have no further rights with respect thereto.

              (d) DIVIDEND AND VOTING RIGHTS; SHARE CERTIFICATES. A Grantee shall have no dividend rights or voting rights with respect to shares reserved in his name pursuant to a Restricted Award payable in shares but not yet earned pursuant to Section 8(b). A certificate or certificates for shares of Common Stock representing a Restricted Award payable in shares shall be issued in the name of the Grantee and distributed to the Grantee (or his beneficiary) as soon as practicable following the date that the shares subject to the Award are earned as provided in Section 8(b). No certificate shall be issued hereunder in the name of the Grantee except to the extent the shares represented thereby have been earned.

              (e) NONTRANSFERABILITY.

                 (i) The recipient of a Restricted Award payable in shares shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired or until all conditions to vesting have been met.

                 (ii) Restricted Awards shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of ERISA or the rules thereunder). The designation of a beneficiary does not constitute a transfer.

                 (iii) If a Grantee of a Restricted Award is subject to Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the consent of the Committee, be sold or otherwise disposed of within six months following the date of grant of such Award.

     9. DIRECTOR AWARDS.

              (a) INITIAL AWARD. Each nonemployee Director who is newly-elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall receive a Director Award of 1,000 shares of Restricted Stock (an "Initial Director Award"). An Initial Director Award shall be deemed granted following the close of business of the Corporation on the date of the annual or special meeting of shareholders at which the Director was initially elected or the date of the Board of Directors meeting at which the Director was initially appointed. Such Initial Director Award shall be restricted for a period of three years and shall be deemed earned and shall vest on the third anniversary of the date of grant. A Director who is not a member of the Board of Directors on the date an Initial Director Award vests shall forfeit the Award.

              (b) ANNUAL AWARD. Commencing with the 1994 Annual Meeting of Shareholders and for each Annual Meeting thereafter, each nonemployee Director who has been a Director for at least a year shall receive an annual grant of 250 shares of Restricted Stock (an "Annual Director Award") following the close of business of the Corporation on the date of the Annual Meeting of Shareholders. An Annual Director Award shall be restricted for a period of one year and shall be deemed earned and shall vest one year after the date of grant; provided, that a Director who is not a member of the Board of Directors at the time an Annual Director Award vests shall forfeit the Award.

              (c) DIVIDENDS AND VOTING RIGHTS. Directors shall have no dividend or voting rights with respect to shares subject to Director Awards until such Awards have vested.

              (d) SHARE CERTIFICATES. A certificate or certificates for shares of Common Stock representing a Director Award shall be issued in the name of the Director (or his beneficiary) and distributed to the Director (or his beneficiary) as soon as practicable following the date that the shares subject to the Director Award are vested as provided herein. No certificate shall be issued hereunder in the name of the Director except to the extent that the shares represented thereby have been vested. At the time the Director Award or a portion thereof is vested, the Director shall have full and immediate rights to the shares represented by such certificates (except to the extent of restrictions imposed by law).

              (e) DEATH, DISABILITY OR RETIREMENT OF DIRECTOR. If the service of a Director as a member of the Board is terminated due to death, disability or retirement (in accordance with the policies of the Corporation then in effect for retirement of Directors), and the Director has not yet earned a Director Award as provided in Section 9(a) or (b), such Director Award shall be deemed to be fully vested.

              (f) FORFEITURE. If the service of a Director as a member of the Board is terminated for any other reason, and the Director has not earned a Director Award as provided herein, such Director Award shall be forfeited immediately upon such termination and the Director shall have no further rights with respect to such Director Award.

              (g) NONTRANSFERABILITY.

                 (i) A recipient of a Director Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to a Director Award until all conditions, if any, subsequent to vesting have been met.

                 (ii) Shares subject to a Director Award may not be sold or otherwise disposed of within six months following the date of grant of such Award.

              (h) NONEMPLOYEE DIRECTORS. For the purposes herein (and notwithstanding the reference in Section 2(a) to nonemployee directors for administrative purposes), a "nonemployee Director" shall mean a Director who is not an employee of the Corporation or a related corporation at the time of the grant of a Director Award and has never served as a senior officer of the Corporation or a related corporation.

     10. WITHHOLDING.

       The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the "Election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value [determined in accordance with
Section 6(b)(ii)] as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Committee prior to the Tax Date.

     11. PERFORMANCE-BASED COMPENSATION.

       The following provisions shall apply with respect to Section 162(m) of the Code and the regulations thereunder:

              (a) COMPLIANCE WITH CODE SECTION 162(M). It is the general intent of the Corporation that Awards conferred under the Plan to Covered Employees, as such term is defined in Section 14(b) herein, shall comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code, and the Plan generally shall be construed in favor of meeting the requirements of
     Section 162(m) of the Code and the regulations thereunder to the extent possible.

              (b) COMMITTEE AUTHORITY AND COMPOSITION. The Committee shall be authorized to establish performance goals for participants, certify satisfaction of performance goals and other material terms for participants, and to take such other action as may be necessary in order to qualify for the performance-based compensation exception. The Committee shall be comprised of two or more outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder). Notwithstanding the foregoing, the committee authorized to take such actions may be comprised of a subcommittee of the Committee or other directors who qualify as outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder), and the actions taken by such subcommittee or other group of outside directors shall be effective as the action of the Committee to the extent permitted by the Plan, Rule 16b-3 under the Exchange Act, and Section 162(m) of the Code and the regulations thereunder.

              (c) LIMITATIONS ON AWARDS.

                 (i) In no event shall an employee be granted Awards under the Plan for more than 300,000 shares of Common Stock (or the equivalent value thereof based on the fair market value of the Common Stock on the date of grant of the Award) during any calendar year; provided, however, that such limitation shall be subject to adjustment as provided in
        Section 4 herein.

                 (ii) The Committee shall not have discretion to increase the amount of performance-based compensation payable to a participant in the Plan over the amount determined in accordance with the terms of the Plan. The Committee shall in any event have the discretion to reduce or eliminate the amount of an Award that would otherwise be payable to any participant in accordance with the terms of the Plan.

              (d) CHANGE IN PERFORMANCE GOALS. The material terms of the performance goal or goals pursuant to which Awards are to be made shall be disclosed to, and subject to the approval of, the shareholders of the Corporation. Material terms of a performance goal or goals, the targets of which may be changed by the Committee, shall be disclosed to and subject to the reapproval of, the shareholders of the Corporation upon a change of the material terms of the performance goal or goals by the Committee or as may be otherwise required by Section 162(m) of the Code or the regulations thereunder.

     12. NO RIGHT OR OBLIGATION OF CONTINUED EMPLOYMENT.

       Nothing contained in the Plan shall require the Corporation or a related corporation to continue to employ a Grantee, Optionee or SAR Holder or to continue an individual as a member of the Board of Directors of the Corporation, nor shall any such individual be required to remain in the employment of the Corporation or a related corporation or on the Board of Directors of the Corporation. Except as otherwise provided in the Plan, Awards granted under the Plan to employees of the Corporation shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of the Corporation or a related corporation.

     13. RETIREMENT PLANS.

       In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

     14. CERTAIN DEFINITIONS.

       For purposes of the Plan, the following terms shall have the meaning indicated:

              (a) "Agreement" means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options, SARs, Restricted Awards, Director Awards and any other Awards conferred herein.

              (b) "Covered employee" shall have the meaning given the term in
     Section 162(m) of the Code or the regulations thereunder.

              (c) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.

              (d) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

              (e) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

              (f) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

              (g) "Restricted Stock" shall mean shares of Common Stock which are subject to Director Awards or Restricted Awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan or the Agreement relating to such Award.

              (h) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

     15. AMENDMENT AND TERMINATION OF THE PLAN.

       The Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that such amendment or termination shall not, without the consent of the recipient of an Award, adversely affect the rights of the recipient with respect to an Award previously granted; and provided further, that approval by the shareholders of the Corporation shall be required for any amendment which would (i) increase the number of shares of Common Stock which may be issued under the Plan, except to the extent of adjustments pursuant to Section 4; (ii) permit the granting of Awards to any member of the Committee (except for nondiscretionary Director Awards granted hereunder); or (iii) materially change the requirements for eligibility to be a recipient of an Award.

     16. RESTRICTIONS ON SHARES.

       The Committee may impose such restrictions on any shares representing Awards and Options hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended, under the requirements of the New York Stock Exchange and under any Blue Sky or state securities laws applicable to such shares. The Committee may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

     17. APPLICABLE LAW.

       The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.

     18. SHAREHOLDER APPROVAL.

       The Plan, as initially adopted, is subject to approval by the shareholders of the Corporation on or before April 22, 1994. The Plan, as amended and restated effective April 25, 1997, is subject to approval by the shareholders of the Corporation at the 1997 Annual Meeting of Shareholders. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

     19. PREDECESSOR PLAN.

       As of the Effective Date of the Plan, no further options or awards shall be granted under the Wachovia Corporation Senior Management and Director Stock Plan, as amended (the "Predecessor Plan"). The Predecessor Plan shall continue in effect and shall be applicable with respect to all options and awards issued or granted prior to the Effective Date under the Predecessor Plan.

     20. SECTION 16(B) COMPLIANCE.

       It is the intention of the Corporation that the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act, and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of it meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

     21. CHANGE OF CONTROL.

              (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in Section 21(b) herein):

                 (i) All Options and SARs outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable.

                 (ii) Any restrictions including but not limited to the Restriction Period applicable to any Restricted Award shall be deemed to have expired, and such Restricted Awards shall become fully vested and payable to the fullest extent of the original grant of the applicable Award.

                 (iii) The restrictions, if any, applicable to any Director Award shall be deemed to have expired, and such Director Awards shall be deemed earned immediately.

                 (iv) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Committee may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board of Directors or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as Awards granted under the Plan), as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this
        Section 21(a) (iv) shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

              (b) For the purposes herein, as "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

                 (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, 30% or more of the outstanding Common Stock of the Corporation;

                 (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Corporation; or

                 (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

     (For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

       IN WITNESS WHEREOF, this Wachovia Corporation Stock Plan, as amended and restated effective April 25, 1997, is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, the 25th day of April, 1997.

                                     WACHOVIA CORPORATION

                                     By:
                                                CHIEF EXECUTIVE OFFICER

ATTEST:

                 SECRETARY
             [CORPORATE SEAL]

                               (WACHOVIA LOGO)

*******************************************************************************
                                   Appendix
*******************************************************************************


                                Wachovia Corporation

                    Proxy for Annual Meeting of Shareholders

 This Proxy is Solicited on Behalf of the Board of Directors of the Corporation

The undersigned hereby appoints Alice Washington Grogan, Secretary, and Kenneth W. McAllister, Assistant Secretary, of Wachovia Corporation, as attorneys and proxies to vote all of the shares of COMMON STOCK of Wachovia Corporation, appearing on the reverse side hereof, held or owned by the undersigned at the Annual Meeting of Shareholders on April 25, 1997, and at any adjournments thereof.


THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Each joint owner should personally sign. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign and, where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.



HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

---------------------------                 -----------------------------

---------------------------                 -----------------------------

---------------------------                 -----------------------------

X PLEASE MARK VOTES
  AS IN THIS EXAMPLE

__________________________________________
      Wachovia Corporation
__________________________________________

1. Election of Directors to serve for a three-year term:
                                               For        Withhold    For All
                                                                       Except
          John L. Clendenin                   [    ]      [   ]       [    ]
          George W. Henderson, III
          Robert A. Ingram
          John G. Medlin, Jr.
   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).

                                               For         Against     Abstain

2. To approve the amended and restated        [   ]        [   ]       [   ]
   Wachovia Corporation Stock  Plan.

3. Ratification of the appointment of         [   ]        [   ]       [   ]
   Ernst & Young LLP as independent
   auditors.

4. In their discretion, upon any other business which may properly come before the meeting or at any adjournment thereof.

Please be sure to sign and date this Proxy.      Date


Shareholder(s) sign here

Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                      [  ]



DETACH CARD                                                    DETACH CARD

                              Wachovia Corporation


Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require immediate attention and approval. These are discussed in the enclosed Proxy Statement.

Please mark the boxes on this Proxy card to indicate how your shares should be voted. Then sign the card, detach and return it in the enclosed postage-paid envelope.

Your vote must be received before the Annual Meeting of Shareholders, April 25, 1997.

Thank you for your prompt consideration of these matters.

Sincerely,

Wachovia Corporation

                                Wachovia Corporation

                    Proxy for Annual Meeting of Shareholders

 This Proxy is Solicited on Behalf of the Board of Directors of the Corporation

Wachovia Bank of North Carolina, N.A., Trustee
Wachovia Corporation Retirement Savings and Profit-Sharing Plan

With respect to shares of Common Stock of Wachovia Corporation held for my account under the Wachovia Corporation Retirement Savings and Profit-Sharing Plan, you are instructed to sign and forward the proxy being solicited by the Wachovia Corporation Board of Directors after having directed said proxy to be voted in the manner I have directed on the form of such proxy appearing on the reverse hereof. Unless I have otherwise directed on such form, you are to vote FOR the proposals referred to therein.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Each joint owner should personally sign. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign and, where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

__________________________________   _______________________________

__________________________________   _______________________________

__________________________________   _______________________________

X PLEASE MARK VOTES
  AS IN THIS EXAMPLE

__________________________________________
      Wachovia Corporation
__________________________________________
Retirement Savings and Profit-Sharing Plan

1. Election of Directors to serve for a three-year term:
                                               For        Withhold    For All
                                                                       Except
          John L. Clendenin                   [    ]      [   ]       [    ]
          George W. Henderson, III
          Robert A. Ingram
          John G. Medlin, Jr.
   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') names(s). Your shares will be voted for the remaining nominee(s).

                                               For         Against     Abstain

2. To approve the amended and restated        [   ]        [   ]       [   ]
   Wachovia Corporation Stock  Plan.

3. Ratification of the appointment of         [   ]        [   ]       [   ]
   Ernst & Young LLP as independent
   auditors.

4. In their discretion, upon any other business which may properly come before the meeting or at any adjournment thereof.

Please be sure to sign and date this Proxy.      Date


Shareholder(s) sign here

Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                      [  ]



DETACH CARD                                                    DETACH CARD

                              Wachovia Corporation


Dear Participant:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require immediate attention and approval. These are discussed in the enclosed Proxy Statement.

Please mark the boxes on this Proxy card to indicate how your shares should be voted. Then sign the card, detach and return it in the enclosed postage-paid envelope.

Your vote must be received before the Annual Meeting of Shareholders, April 25, 1997.

Thank you for your prompt consideration of these matters.

Sincerely,

Wachovia Corporation